    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 9, 1997



                                                      REGISTRATION NO. 333-17121

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                             UNION TANK CAR COMPANY
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                            36-3104688
(State or other jurisdiction of incorporation            (I.R.S. Employer Identification No.)
              or organization)

                           225 WEST WASHINGTON STREET
                            CHICAGO, ILLINOIS 60606
                                 (312) 372-9500
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------
                                 PROCOR LIMITED
             (Exact name of registrant as specified in its charter)

                   CANADA                                                NONE
(State or other jurisdiction of incorporation            (I.R.S. Employer Identification No.)
              or organization)

                                2001 SPEERS ROAD
                       OAKVILLE, ONTARIO, CANADA L6J 5E1
                                 (905) 827-4111
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                            WILLIAM M. HOLZMAN, ESQ.
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                            CHICAGO, ILLINOIS 60602
                                 (312) 269-8000
(Name, address, including zip code, and telephone number including area code, of agent for service)

                                   COPIES TO:

                             BARRY P. BIGGAR, ESQ.
                              MAYER, BROWN & PLATT
                                 1675 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 506-2500
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


===================================================================================================
                                                     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                       AGGREGATE                AMOUNT OF
          SECURITIES TO BE REGISTERED              OFFERING PRICE(1)(2)       REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Debt Securities and Pass Through
  Certificates.................................        $400,000,000              $121,213(3)
---------------------------------------------------------------------------------------------------
Guarantees of Union Tank Car Company...........             (4)                      (5)
===================================================================================================


(1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee.
(2) Any offering of Debt Securities denominated in any foreign currency will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from the registrant.

(3) Previously paid.


(4) Union Tank Car Company will fully and unconditionally guarantee the due and punctual distribution to holders of Pass Through Certificates of principal and interest payable in respect of the Procor ETCs (as defined herein). The principal amount of the Procor ETCs is not yet known.


(5) No separate registration fee is payable in respect of the guarantees pursuant to Rule 457(n).

                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains a Prospectus (the "Pass Through Certificate Prospectus") relating to up to $400,000,000 aggregate principal amount of pass through certificates of Union Tank Car Company (the "Company") and Procor Limited, a wholly-owned subsidiary of the Company ("Procor"), and a Prospectus (the "Debt Security Prospectus") relating to up to $400,000,000 aggregate principal amount of debt securities of the Company. The aggregate principal amount of pass through certificates to be offered and sold pursuant to this Registration Statement is subject to reduction by the aggregate principal amount of debt securities sold pursuant to this Registration Statement and vice versa.

     Upon the public offering or sale of the pass through certificates or debt securities registered under this Registration Statement, a Prospectus Supplement describing the particular terms of such offer or sale will be filed in accordance with the rules of the Securities and Exchange Commission together with either the Pass Through Certificate Prospectus or the Debt Security Prospectus, as applicable.

     No offers or sales of pass through certificates or debt securities may be made unless accompanied by a Prospectus Supplement applicable to the securities offered thereby.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                  SUBJECT TO COMPLETION, DATED JANUARY 9, 1997


PROSPECTUS

                                  $400,000,000

                             UNION TANK CAR COMPANY
                           PASS THROUGH CERTIFICATES
                            ------------------------


    Up to $400,000,000 aggregate principal amount of Pass Through Certificates may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements. Pass Through Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. In respect of each offering of Pass Through Certificates, a separate Union Tank Car Company Pass Through Trust for each series of Pass Through Certificates being offered (each, a "Trust") will be formed pursuant to the Pass Through Trust Agreement (the "Basic Agreement") and a supplement thereto (a "Trust Supplement") relating to such Trust among Union Tank Car Company (the "Company"), if specified in the Prospectus Supplement, Procor Limited, a wholly-owned subsidiary of the Company ("Procor"), and, unless otherwise specified in the Prospectus Supplement, Harris Trust and Savings Bank (the "Pass Through Trustee"), as pass through trustee under each Trust. Each Pass Through Certificate in a series will represent a fractional undivided interest in the related Trust and will have no rights, benefits or interest in respect of any other Trust. The property of each Trust will consist of (i) equipment notes (the "Equipment Notes") issued on a nonrecourse basis by one or more owner trustees pursuant to one of more leveraged lease transactions to finance or refinance a portion of the equipment cost of certain railcars ("Equipment Units") which have been or will be leased to the Company or (ii) equipment trust certificates (the "Company ETCs") issued pursuant to one or more equipment trust agreements between the Company and Harris Trust and Savings Bank, as trustee, or equipment trust certificates (the "Procor ETCs" and, together with the Company ETCs, the "ETCs") issued pursuant to one or more equipment trust agreements between Procor Limited, an indirect wholly-owned subsidiary of the Company ("Procor"), and Harris Trust and Savings Bank, as trustee. Each such equipment trust agreement is hereinafter referred to as an "Equipment Trust Agreement", and Harris Trust and Savings Bank, as trustee under each Equipment Trust Agreement, is hereinafter referred to as the "Equipment Trust Trustee". Amounts payable pursuant to the Company ETCs and the Procor ETCs will be fully and unconditionally guaranteed by the Company. The Prospectus Supplement relating to each offering of Pass Through Certificates will describe certain terms of the Pass Through Certificates being offered, the Trust or Trusts relating thereto, the Equipment Notes or ETCs to be purchased by such Trust or Trusts, the Equipment Units relating to such Equipment Notes and the leveraged lease transactions, if any, relating thereto.


    The Equipment Notes will not be direct obligations of, or guaranteed by, the Company, but the amounts unconditionally payable by the Company for the lease of the Equipment Units will be sufficient to pay in full when due all payments required to be made on such Equipment Notes.

    Equipment Notes may be issued in respect of Equipment Units in one or more series, each series having a different interest rate and final maturity date. A separate Trust may purchase one or more series of the Equipment Notes issued with respect to each group of Equipment Units (an "Equipment Group"). All of the Equipment Notes held in such Trust will have an interest rate equal to the interest rate applicable to the Pass Through Certificates issued by such Trust and maturity dates occurring on or before the final distribution date applicable to such Pass Through Certificates. The Equipment Notes issued with respect to each Equipment Group will be secured by a security interest in such Equipment Group and by the lease relating thereto (each, a "Lease"), including the right to receive rent payable by the Company in respect of such Equipment Group.

    Interest paid on the Equipment Notes or ETCs held in each Trust will be passed through to the holders of the Pass Through Certificates relating to such Trust on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Trust. Principal paid on the Equipment Notes or ETCs held in each Trust will be passed through to the holders of the Pass Through Certificates relating to such Trust in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Trust.


    The Pass Through Certificates may be offered through underwriters, dealers or agents. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Pass Through Certificates in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them.


                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


    This Prospectus may not be used to consummate a sale of Pass Through Certificates unless accompanied by a Prospectus Supplement.



                The date of this Prospectus is January   , 1997.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Debt Securities and the Company, reference is made to the Registration Statement. Any statement contained herein concerning the provisions of any document is not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such materials also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.


                  REPORTS TO CERTIFICATEHOLDERS BY THE TRUSTEE



     Harris Trust and Savings Bank, as trustee under the Pass Through Trust Agreement, will provide to Certificateholders certain periodic statements concerning distributions made with respect to the Pass Through Trusts. See "Description of the Pass Through Certificates -- Reports to Certificateholders."

                      DOCUMENTS INCORPORATED BY REFERENCE


     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed on March 11, 1996, as amended by Form 10-K/A filed on May 3, 1996 and by Form 10-K/A filed on May 17, 1996, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, as filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written request of such person, a copy (without exhibits) of any or all documents incorporated by reference in this Prospectus. Requests for such copies should be directed to the General Counsel and Secretary, Union Tank Car Company, 225 West Washington Street, Chicago, Illinois 60606, telephone (312) 372-9500.

                                  THE COMPANY

     Union Tank Car Company (with its wholly-owned subsidiaries herein collectively referred to, except as the context otherwise requires, as the "Company") is principally engaged in the leasing of railway tank cars and other rail cars to United States, Canadian and Mexican manufacturers and other shippers of chemical products, including liquid fertilizers, petroleum products, including liquid petroleum gas, food products and bulk plastics. The Company owns and operates one of the largest fleets of privately-owned railway tank cars in the world.

     The Company, which was incorporated in Delaware in 1980 and is the successor to a business which was incorporated in New Jersey in 1891 and reincorporated in Delaware in 1968, is a wholly-owned subsidiary of Marmon Industrial Corporation, a wholly-owned subsidiary of Marmon Holdings, Inc. Substantially all the stock of Marmon Holdings, Inc. is owned, directly or indirectly, by trusts for the benefit of certain members of the Pritzker family. As used herein, "Pritzker family" refers to the lineal descendants of Nicholas
J. Pritzker, deceased.

     The Company's principal executive offices are located at 225 West Washington Street, Chicago, Illinois 60606, and its telephone number is (312) 372-9500.

                            FORMATION OF THE TRUSTS


     In respect of each offering of Pass Through Certificates, one or more Trusts will be formed, and the related Pass Through Certificates will be issued, pursuant to separate Trust Supplements to be entered into between the Pass Through Trustee and the Company in accordance with the terms of the Basic Agreement. All Pass Through Certificates with respect to each Trust will represent fractional undivided interests in such Trust and the property held in such Trust and will have no rights, benefits or interest in respect of any other Trust or the property held therein. Concurrently with the execution and delivery of each Trust Supplement relating to one or more leveraged lease transactions, the Pass Through Trustee, on behalf of the Trust formed thereby, will enter into one or more financing, refinancing, purchase or participation agreements (each such agreement being herein referred to as a "Participation Agreement") relating to one or more Equipment Groups described in the applicable Prospectus Supplement. Concurrently with the execution and delivery of each Trust Supplement relating to ETCs, the Pass Through Trustee, on behalf of such Trust, will purchase such ETCs from the Equipment Trust Trustee. Pursuant to the applicable Participation Agreement or Equipment Trust Agreement, the Pass Through Trustee, on behalf of the Trust formed in connection with the offering of Pass Through Certificates, will purchase the Equipment Notes issued with respect to each such Equipment Group or ETCs so that all of the Equipment Notes or ETCs held in such Trust will have an interest rate equal to the interest rate applicable to the Pass Through Certificates issued by such Trust. Unless otherwise indicated in the Prospectus Supplement, the maturity dates of the Equipment Notes or ETCs acquired by each Trust will occur on or before the final distribution date applicable to the Pass Through Certificates issued with respect to such Trust. The Pass Through Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes or ETCs to the Certificateholders of the Pass Through Certificates with respect to the Trust in which such Equipment Notes or ETCs are held. See "Description of the Pass Through Certificates", "Description of the Equipment Notes" and "Description of the ETCs."


                                USE OF PROCEEDS

     The Pass Through Certificates offered pursuant to any Prospectus Supplement will be issued (i) to facilitate the financing or refinancing of the debt component of one or more separate leveraged lease transactions entered into by the Company, as lessee, with respect to the Equipment Units described therein or
(ii) to purchase Company ETCs or Procor ETCs. The proceeds from the sale of Pass Through Certificates relating to one or more leveraged lease transactions will be used by the Pass Through Trustee on behalf of the applicable Trust or Trusts to purchase, at par, the Equipment Notes to be issued by the respective Owner Trustee or Owner Trustees to finance or refinance all or a portion of the equipment cost of such Equipment

Units. Simultaneously with the acquisition of such Equipment Units, the respective Owner Trustee will lease such Equipment Units to the Company. In the case of ETCs, the proceeds from the sale of Pass Through Certificates will be used by the Pass Through Trustee on behalf of the applicable Trust or Trusts to purchase, at par, Company ETCs or Procor ETCs. The Company will use the net proceeds from each separate leveraged lease transaction and the Company or Procor, as the case may be, will use the net proceeds from the issuance of ETCs to finance the addition of railcars to the Company's fleet, for general corporate purposes or as otherwise specified in the applicable Prospectus Supplement.

     The Equipment Notes with respect to each Equipment Group will be issued under a separate Trust Indenture and Security Agreement (each, an "Indenture") between a bank or trust company as trustee thereunder (each, an "Indenture Trustee") and an owner trustee, not in its individual capacity (except as expressly set forth therein) but solely as trustee (each, an "Owner Trustee"), of a separate trust for the benefit of one or more institutional or corporate investors (each, an "Owner Participant"). Each Owner Participant will provide, from sources other than the Equipment Notes, the balance of the equipment cost of the related Equipment Group. No Owner Participant, however, will be personally liable for any amount payable under the related Indenture or the Equipment Notes issued thereunder. Subject to certain restrictions, each Owner Participant may transfer its interest in the related Equipment Group.

     Because the Company's obligation to make payments (i) under the Leases relating to the Equipment Notes and (ii) in respect of the Company ETCs and the Procor ETCs will be unconditional, and not affected by the financial performance of the railcars within the related Equipment Groups or subject to the related Equipment Trust Agreements, the Company believes that historical financial information with respect to such railcars will not be relevant to purchasers of the Pass Through Certificates.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

     In connection with each offering of Pass Through Certificates, one or more separate Trusts will be formed and one or more series of Pass Through Certificates will be issued pursuant to the Basic Agreement and one or more Trust Supplements to be entered into between the Company and the Pass Through Trustee. The following summary relates to the Basic Agreement and each of the Trust Supplements, the Trusts to be formed thereby and the Pass Through Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. Citations to the relevant sections of the Basic Agreement appear below in parentheses. The statements under this caption are a summary and do not purport to be complete. This summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The form of the Trust Supplement relating to each series of Pass Through Certificates and the forms of the Leases, Participation Agreements, Indentures, Equipment Notes and Equipment Trust Agreements, if any, relating thereto will be filed as exhibits to a report by the Company on Form 8-K, 10-Q, or 10-K, as applicable, to be filed with the Commission following the offering of such series of Pass Through Certificates.

GENERAL

     The Pass Through Certificates of each Trust will be issued in fully registered form only. Each Pass Through Certificate will represent a fractional undivided interest in the separate Trust created by the Trust Supplement pursuant to which such Pass Through Certificate is issued. The property of each Trust will include the Equipment Notes or ETCs held in such Trust, all monies at any time paid thereon and all monies due and to become due thereunder and funds from time to time deposited with the Pass Through Trustee in accounts relating to such Trust. Each Pass Through Certificate will correspond to a pro rata share of the outstanding principal amount of the Equipment Notes or ETCs and other property held in the related Trust and will be issued in denominations of $1,000 or any integral multiple of $1,000. (Sections 2.1 and 3.1)

     Except as otherwise provided in the applicable Trust Supplement, Pass Through Certificates will be registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC") and no person acquiring an interest in Pass Through Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in the related Trust unless "Definitive Certificates" are issued as described below. Unless Definitive Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Pass Through Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures. See "-- Book-Entry Registration." (Section 3.9)

     Interest will be passed through to Certificateholders of each Trust at the rate per annum set forth on the cover page of the applicable Prospectus Supplement and will be calculated on the basis of a 360-day year of twelve 30-day months.

     The Pass Through Certificates of each series represent interests only in the related Trust and all payments and distributions shall be made only from the related Trust Property. (Section 3.8) The Pass Through Certificates do not represent an interest in or obligation of the Company, the Pass Through Trustee, the Owner Trustee, if any, in its individual capacity, the Owner Participant, if any, or any affiliate of any thereof.


     The Basic Agreement does not and, except as otherwise described in the applicable Prospectus Supplement, the Indentures will not, include financial covenants or "event risk" provisions specifically designed to afford Certificateholders protection in the event of a highly leveraged transaction affecting the Company. However, the Certificateholders of each series will have the benefit of (i) a lien on the specific Equipment Group securing the related Equipment Notes held in the related Trust or, (ii) in the case of the ETCs held in the related Trust, the indirect benefit of the Equipment Trust Trustee under the relevant Equipment Trust Agreement holding title to the equipment securing the ETCs, as well as the Company's full and unconditional guarantee of the ETCs. See "-- Guarantee," "Description of the Equipment Notes -- Security" and "Description of the ETCs -- Guaranties" and "-- Security."


BOOK-ENTRY REGISTRATION

     Except as otherwise described in the applicable Prospectus Supplement, Pass Through Certificates will be subject to the provisions described under this caption for book-entry registration with DTC.

     DTC. DTC has advised the Company that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Pass Through Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal, premium, if any, and interest from the Pass Through Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Pass Through Trustee to Cede, as nominee for DTC. DTC will forward such payments to DTC Participants, which thereafter will forward them to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. The only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Pass Through Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts with respect to the Pass Through Certificates and to receive and transmit distributions of principal of, premium, if any, and interest on the Pass Through Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Pass Through Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Pass Through Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge Pass Through Certificates to persons or entities that do not participate in the MC system, or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of a physical certificate for such Pass Through Certificates.

     The Company understands that DTC will take any action permitted to be taken by Certificateholders only at the direction of one or more DTC Participants to whose accounts with DTC the Pass Through Certificates are credited. Additionally, the Company understands that DTC will take such actions with respect to any specified percentage of the beneficial interest of Certificateholders held in each Trust only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

     Neither the Company nor the Pass Through Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Pass Through Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The information contained in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     DEFINITIVE CERTIFICATES. With respect to each Trust, the related Pass Through Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Company advises the Pass Through Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Pass Through Certificates and the Pass Through Trustee or the Company is unable to locate a qualified successor, (ii) the Company, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default (as defined below), Certificate Owners representing an aggregate percentage interest in such Trust of not less than a majority advise the Pass Through Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. (Section 3.9)

     Upon the occurrence of any event described in the immediately preceding paragraph, the Pass Through Trustee will be required to notify all affected Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Pass Through Certificates and receipt of instructions for re-registration, the Pass Through Trustee will reissue the Pass Through Certificates as Definitive Certificates to Certificate Owners. (Section 3.9)

     Distributions of principal of, premium, if any, and interest on the Pass Through Certificates will thereafter be made by the Pass Through Trustee in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, directly to holders of Definitive Certificates in whose names such Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of each such holder as it appears on the register maintained with respect to the applicable Trust. The final payment on any Pass Through Certificate, however, will be made only upon presentation and surrender of such Pass Through Certificate at the office or agency specified in the notice of final distribution to Certificateholders. (Section 4.2 and 11.1)

     Definitive Certificates will be freely transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required. (Section 3.4 and 11.1)

     SAME-DAY SETTLEMENT AND PAYMENT. Settlement for the Pass Through Certificates will be required to be made in immediately available funds. So long as the Pass Through Certificates are registered in the name of Cede, all payments made by the Company to the Indenture Trustees, as assignees of the Owner Trustees' rights under the Leases, in the case of Equipment Notes, or by the Company or Procor in respect of Company ETCs or Procor ETCs, in the case of ETCs, will be in immediately available funds and will be passed through by the Pass Through Trustee to DTC in immediately available funds.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Pass Through Certificates will trade in DTC's Same Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Pass Through Certificates.

PAYMENTS AND DISTRIBUTIONS

     Payments received by the Pass Through Trustee of principal of, premium, if any, and interest on the Equipment Notes or ETCs held in each Trust will be distributed by the Pass Through Trustee to the Certificateholders of such Trust on the date such receipt is confirmed, except in certain cases when some or all of such Equipment Notes or ETCs are in default. See "-- Events of Default and Certain Rights Upon an Event of Default."

     Payments of principal of, and interest on the unpaid principal amount of, the Equipment Notes or ETCs held in each Trust will be scheduled to be received by the Pass Through Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of principal of, and interest on, the Equipment Notes or ETCs are herein referred to as "Scheduled Payments," and the dates specified therefor in the applicable Prospectus Supplement are herein referred to as "Regular Distribution Dates"). The Pass Through Trustee of each Trust will distribute on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments, the receipt of which is confirmed by the Pass Through Trustee on such Regular Distribution Date. Each such distribution of Scheduled Payments will be made by the Pass Through Trustee to the holders of record of the Pass Through Certificates of such Trust on the fifteenth day immediately preceding such Regular Distribution Date, subject to certain exceptions. (Sections 4.1 and 4.2) If a Scheduled Payment is not received by the Pass Through Trustee on a Regular Distribution Date, it will be distributed on the date received to such holders of record.

     Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes or ETCs held in such Trust. Scheduled Payments of principal on the Equipment Notes or ETCs held in each Trust will be set forth in the applicable Prospectus Supplement. After a partial or full prepayment or default in respect of some or all of such Equipment Notes or ETCs, a Certificateholder should refer to the information with respect to the Pool Balance and the Pool Factor for such Trust reported periodically by the Pass Through Trustee. See "-- Pool Factors" and "-- Statements to Certificateholders."

     Payments of principal, premium, if any, and interest received by the Pass Through Trustee on account of a partial or full prepayment, if any, of the Equipment Notes or ETCs held in a Trust, and payments received by the Pass Through Trustee following a default in respect of the Equipment Notes or ETCs held in a Trust (including, in the case of Equipment Notes, payments received by the Pass Through Trustee on account of their purchase by the related Owner Trustee or payments received on account of the sale of Equipment Notes or ETCs by the Pass Through Trustee) ("Special Payments") will be distributed on the dates specified therefor in the applicable Prospectus Supplement (a "Special Distribution Date"). In general, the Pass Through Trustee will mail notice to the Certificateholders of record of any Trust not less than 15 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Pass Through Trustee stating such anticipated Special Distribution Date. (Section 4.2) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Pass Through Trustee to the holders of record of the Pass Through Certificates of such Trust as of the Record Date preceding such Special Distribution Date. See "-- Events of Default and Certain Rights Upon an Event of Default" and "Description of the Equipment Notes -- Prepayments."


     The Basic Agreement requires that the Pass Through Trustee establish and maintain, for each Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments on the Equipment Notes or ETCs held in such Trust. (Section 4.1) The Basic Agreement also requires that the Pass Through Trustee establish and maintain, for each Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments.

     Pursuant to the terms of the Basic Agreement, the Pass Through Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.1) All amounts so deposited will be distributed by the Pass Through Trustee on a Regular Distribution Date or a Special Distribution Date as appropriate. (Section 4.2)

     At such time, if any, as the Pass Through Certificates of any Trust are issued in the form of Definitive Certificates and not to Cede, as nominee for DTC, distributions by the Pass Through Trustee from the Certificate Account or the Special Payments Account of such Trust on a Regular Distribution Date or a Special Distribution Date, as appropriate, will be made by check mailed to each Certificateholder of such Trust of record on the applicable record date at its address appearing on the register maintained with respect to such Trust. (Section 4.2) The final distribution for each Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates for such Trust at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the Certificate-holders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.1) See "-- Termination of the Trusts."

     If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day without additional interest. (Section 13.11)

GUARANTEE

     The Company will fully and unconditionally guarantee the due and punctual distribution to Certificateholders of principal and interest payable in respect of each Procor ETC purchased by a Trust. In addition, the Company will fully and unconditionally guarantee the due and punctual performance by Procor of its obligations under each Procor Equipment Trust Agreement.

POOL FACTORS

     Unless there has been a prepayment, or a default in respect of one or more issues of the Equipment Notes or ETCs held in a Trust, as described in the applicable Prospectus Supplement or below in "-- Events of Default and Certain Rights Upon an Event of Default," the Pool Factor for such Trust will decline in proportion to the scheduled repayments of principal on the Equipment Notes or ETCs held in such Trust as described in the applicable Prospectus Supplement. In the event of a partial or full prepayment or default, the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to Certificateholders of such Trust. Each Trust will have a separate Pool Factor and Pool Balance.

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust indicates, as of any Regular Distribution Date or Special Distribution Date, the aggregate unpaid principal amount of the Equipment Notes or ETCs held in such Trust on such date plus any amounts in respect of principal on such Equipment Notes or ETCs held by the Pass Through Trustee and not yet distributed plus the amount of any moneys held in the related escrow account (other than earnings thereon). The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or ETCs held in such Trust and distribution thereof to be made on that date.

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust, as of any Regular Distribution Date or Special Distribution Date, is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust, by (ii) the aggregate original principal amount of the Pass Through Certificates issued by such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or ETCs held in such Trust and distribution thereof to be made on that date. (Section 1.1) The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Pass Through Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of record of such Trust on each Regular Distribution Date and Special Distribution Date.

STATEMENTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date and Special Distribution Date, if any, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, if any, setting forth the following information (per $1,000 in aggregate principal amount of Pass Through Certificates for such Trust, as to (i) and (ii) below):

          (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

          (ii) the amount of such distribution allocable to interest; and

          (iii) the Pool Balance and the Pool Factor for such Trust. (Section
     4.3)

     So long as the Pass Through Certificates of any Trust are registered in the name of Cede, as nominee for DTC, on the applicable record date prior to each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Pass Through Certificates of such Trust on such record date. On each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to Certificate Owners. (Section 3.9)

     In addition, after the end of each calendar year, the Pass Through Trustee will prepare for each Certificateholder of record of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Pass Through Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns (Section 4.3) Such report and such other items shall be prepared on the basis of information supplied to the Pass Through Trustee by the DTC Participants, and shall be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     At such time, if any, as the Pass Through Certificates of a Trust are issued in the form of Definitive Certificates, the Pass Through Trustee will prepare and deliver the information described above to each Certificateholder of record of such Trust as the name and period of record ownership of such Certificateholder appears on the records of the Registrar of the Pass Through Certificates.

VOTING OF EQUIPMENT NOTES AND ETCS

     The Pass Through Trustee, as holder of the Equipment Notes and ETCs held in each Trust, has the right to vote and give consents and waivers in respect of such Equipment Notes and ETCs under the applicable Indenture or Equipment Trust Agreement. The Basic Agreement sets forth the circumstances in which the Pass Through Trustee shall direct any action or cast any vote as the holder of the Equipment Notes and ETCs held in the applicable Trust at its own discretion and the circumstances in which the Pass Through Trustee shall seek instructions from the Certificateholders of such Trust. Prior to an Event of Default with respect to any Trust, the principal amount of the Equipment Notes and ETCs held in such Trust directing any action or being voted for or against any proposal shall be in proportion to the principal amount of Pass Through Certificates held by the Certificateholders of such Trust taking the corresponding position. (Sections
6.1 and 10.1) Whenever the Agreements require or permit actions to be taken based upon instructions or directions of Certificateholders of such Pass Through Trust holding a specified percentage interest of a Pass Through Trust, DTC shall be deemed to represent such percentage interest only to the extent that it has received instructions to such effect from Certificate Owners and/or DTC Participants owning or representing, respectively, such required percentage interest and has delivered such instructions to the Pass Through Trustee.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The Basic Agreement defines an event of default with respect to a Trust (an "Event of Default") as the occurrence and continuance of an event of default under one or more of (i) the related Indentures (an "Indenture Event of Default") or (ii) the related Equipment Trust Agreements (an "Equipment Trust Event of Default"). The Indenture Events of Default or Equipment Trust Event of Defaults will be described in the applicable Prospectus Supplement and, in the case of Equipment Notes, will include events of default under the related Lease. Because the Equipment Notes issued under an Indenture may be held in more than one Trust, a continuing Indenture Event of Default under such Indenture would result in an Event of Default with respect to each such Trust. There will be, however, no cross-default provisions in the Indentures and events resulting in an Indenture Event of Default under any particular Indenture (or a default under any other indebtedness of the Company) will not necessarily result in an Indenture Event of Default occurring under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Trust, the Equipment Notes issued pursuant to the related Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Trust and payments of principal and interest on such Equipment Notes will continue to be distributed to the holders of the Pass Through Certificates of such Trust as originally scheduled. Similarly, except as described in a Prospectus Supplement, an Equipment Trust Event of Default under a Company Equipment Trust Agreement will not result in an Equipment Trust Event of Default under a Procor Equipment Trust Agreement, nor will an Equipment Trust Event of Default under any Procor Equipment Trust Agreement result in an Equipment Trust Event of Default under a Company Equipment Trust Agreement. Accordingly, if an Equipment Trust Event of Default occurs with respect to an Equipment Trust Agreement, but no Equipment Trust Event of Default has occurred with respect to any other Equipment Trust Agreement, the ETC under the non-defaulted Equipment Trust Agreement will continue to be held in the applicable Trust, and payments of principal and interest on such ETC will continue to be distributed to the holders of Pass Through Certificates of such Trust as originally scheduled.

     In the case of Equipment Notes, the Owner Trustee and the Owner Participant under each Indenture will each have the right under certain circumstances to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant chooses to exercise such cure right, the Indenture Event of Default and consequently the Event of Default with respect to the related Trust or Trusts will be deemed to be cured.


     The ability of the holders of the Pass Through Certificates issued with respect to any one Trust to cause the Indenture Trustee with respect to any Equipment Notes or the Equipment Trust Trustee with respect to any ETCs held in such Trust to accelerate the payment on such Equipment Notes under the related Indenture or Equipment Trust Agreement or to direct the exercise of remedies by such Indenture Trustee under the related Indenture or Equipment Trust Trustee under the related Equipment Trust Agreement will depend, in part, upon the percentage of the aggregate principal amount of all Equipment Notes outstanding under such Indenture or ETCs outstanding under such Equipment Trust Agreement that are represented by the Equipment Notes outstanding under such Indenture or ETCs outstanding under such Equipment Trust Agreement and held in such Trust. Each Trust will hold Equipment Notes with different terms from those of the Equipment Notes held in the other Trusts and therefore the Certificateholders of a Trust may have divergent or conflicting interests from those of the Certificateholders of any other Trusts that hold Equipment Notes relating to the same Equipment Group. In addition, so long as the same institution acts as Pass Through Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Pass Through Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default or Equipment Trust Event of Default. In such event, the Pass Through Trustee has indicated that it would resign as trustee of one or all such Trusts, and a successor trustee for one or all of such Trusts would be appointed in accordance with the terms of the Basic Agreement.


     The Basic Agreement provides that, as long as (i) an Indenture Event of Default under any Indenture relating to Equipment Notes held in a Trust or (ii) an Equipment Trust Event of Default under any Equipment Trust Agreement relating to ETCs held in such Trust shall have occurred and be continuing, the Pass Through Trustee of such Trust may vote all of the Equipment Notes issued under such Indenture or all of the ETCs issued under such Equipment Trust Agreement that are held in such Trust, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, shall vote not less than a corresponding majority of such Equipment Notes or ETCs in favor of directing the related Indenture Trustee or Equipment Trust Trustee to declare the unpaid principal amount of all Equipment Notes issued under such Indenture or ETCs issued under such Equipment Trust Agreement and any accrued and unpaid interest thereon to be due and payable. The Basic Agreement also provides that, if (i) an Indenture Event of Default under any Indenture relating to Equipment Notes held in a Trust or (ii) an Equipment Trust Event of Default under any Equipment Trust Agreement relating to ETCs held in such Trust shall have occurred and be continuing, the Pass Through Trustee of such Trust may, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust shall, subject to certain conditions, vote all of the Equipment Notes issued under such Indenture or all the ETCs issued under such Equipment Trust Agreement that are held in such Trust in favor of directing the related Indenture Trustee or Equipment Trust Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee or of exercising any trust or power conferred on such Indenture Trustee or Equipment Trust Trustee under such Indenture or Equipment Trust Agreement. (Sections 6.1 and 6.4)

     As an additional remedy, if an Indenture Event of Default or Equipment Trust Event of Default shall have occurred and be continuing, the Basic Agreement provides that the Pass Through Trustee of a Trust holding Equipment Notes issued under such Indenture or ETCs issued under such Equipment Trust Agreement may, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust shall, sell all or part of such Equipment Notes or ETCs for cash to any person. (Sections 6.1 and 6.2) Any proceeds received by the Pass Through Trustee upon any such sale shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.1 and 4.2) The market for Equipment Notes or ETCs in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of each Trust, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes or ETCs to available buyers. If the Pass Through Trustee sells any such Equipment Notes with respect to which an Indenture Event of Default exists or ETCs with respect to which an Equipment Trust Event of Default exists for less than their outstanding principal amount thereof, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against the Pass Through Trustee, the related Owner Trustee, the related Owner Participant, or, except as provided in the next sentence, Procor or the Company. Inasmuch as Procor will fully and unconditionally guarantee the payment of principal of and interest on the Procor ETCs and the Company will fully and unconditionally guarantee the payment of the principal of and interest on the Company ETCs and the Procor ETCs, as well as the due and punctual distribution to Certificateholders of principal and interest payable in respect of each Procor ETC held by a Trust, the Certificateholders will have a claim against the Company for any shortfall arising from the sale by the Pass Through Trustee of a Company ETC or Procor ETC in default. (Sections 4.1 and 4.2) See "Description of the ETCs-Guaranties". Neither the Pass Through Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes or ETCs held in such Trust so long as no Indenture Event of Default or Equipment Trust Event of Default existed with respect thereto.

     Any amount distributed to the Pass Through Trustee of any Trust by (i) the Indenture Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Event of Default under such Indenture or (ii) the Equipment Trust Trustee under any Equipment Trust Agreement on account of the ETCs held in such Trust following an Equipment Trust Event of Default shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if, following an Indenture Event of Default under any Indenture, the related Owner Trustee exercises its option, if any, to prepay or purchase the outstanding Equipment Notes issued under such Indenture as described in the related Prospectus Supplement, the price paid by such Owner Trustee to the Pass Through Trustee of any Trust for the Equipment Notes issued under such Indenture and held in such Trust shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.1 and 4.2)

     Any funds held by the Pass Through Trustee in the Special Payments Account for a Trust representing either payments received with respect to (i) any Equipment Notes held in such Trust following an Indenture Event of Default or
(ii) any ETCs held in such Trust following an Equipment Trust Event of Default or proceeds from the sale by the Pass Through Trustee of any such Equipment Notes or ETCs, shall, to the extent practicable, be invested and reinvested by the Pass Through Trustee in Permitted Government Investments pending the distribution of such funds on a Special Distribution Date. (Sections 4.1 and 4.2)

     The Basic Agreement provides that the Pass Through Trustee of each Trust shall, within 30 days after the occurrence of a default (as defined below) in respect of such Trust, give to the Certificate holders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it; provided that, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Notes or ETCs held in such Trust, the Pass Through Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such Certificateholders. The term "default," for the purpose of the provision described in this paragraph only, shall mean the occurrence of any Event of Default with respect to a Trust as specified above, except that in determining whether any such Event of Default has occurred any grace period or notice in connection therewith shall be disregarded. (Section 7.2)

     The Basic Agreement contains a provision entitling the Pass Through Trustee of each Trust, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, to obtain security from or be indemnified by the holders of the Pass Through Certificates of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders. (Section 7.3)

     In certain cases, the holders of Pass Through Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all Pass Through Certificates of such Trust waive any past default or Event of Default with respect to such Trust and thereby annul any direction given by the Pass Through Trustee on behalf of such holders to the related Indenture Trustee with respect thereto, except (i) a default in payment of the principal of, premium, if any, or interest on any of the Equipment Notes or ETCs held in such Trust, and (ii) a default in respect of any covenant or provision of the Basic Agreement or the related Trust Supplement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.5) Each Indenture and Equipment Trust Agreement will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Notes or ETCs issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default or Equipment Trust Event of Default under such Equipment Trust Agreement thereunder. In the event of a waiver with respect to a Trust as described above, the principal amount of the Equipment Notes issued under the related Indenture or ETCs issued under the related Equipment Trust Agreement held in such Trust shall be counted as waived in the determination of the majority in aggregate unpaid principal amount of Equipment Notes or ETCs required to waive a default or an Indenture Event of Default under such Indenture or Equipment Trust Event of Default under such Equipment Trust Agreement. Therefore, if the Certificateholders of a Trust waive a past default or Event of Default such that the principal amount of the Equipment Notes or ETCs held in such Trust constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture or Equipment Trust Agreement, such past default, Indenture Event of Default under such Indenture or Equipment Trust Event of Default under such Equipment Trust Agreement shall be waived. For a discussion of waivers of Indenture Events of Default under the Indentures and Equipment Trust Events of Default under the Equipment Trust Agreements, see "Description of the Equipment Notes -- Indenture Events of Default and Remedies" and "Description of the ETCs -- Events of Default and Provisions Relating Thereto".

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting the Company, Procor and the Pass Through Trustee of each Trust to enter into supplemental trust agreements, without the consent of the holders of any of the Pass Through Certificates of such Trust, (i) to evidence the succession of another corporation to the Company or Procor and the assumption by such corporation of the Company's or Procor's obligations under the Basic Agreement and the applicable Trust Supplement, (ii) to add to the covenants of the Company or Procor for the benefit of the holders of such Pass Through Certificates, (iii) to cure any ambiguity, to correct any manifest error or to correct or supplement any defective or inconsistent provision of such Basic Agreement, the applicable Trust Supplement or any supplemental trust agreement, or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not adversely affect the interest of the holders of such Pass Through Certificates, (iv) to evidence and provide for a successor Trustee for some or all of the Trusts, or (v) to make any other amendments or modifications which shall only apply to Pass Through Certificates of one or more series to be issued thereafter. (Section 9.1)

     The Basic Agreement also contains provisions permitting the Company, Procor and the Pass Through Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of such Certificateholders, except that no such supplemental trust agreement may, without the consent of the holder of each such Pass Through Certificate so affected, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Notes or ETCs held in such Trust, or distributions in respect of any Pass Through Certificate of such Trust, or make distributions payable in coin or currency other than that provided for in such Pass Through Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note or ETC held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or (c) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement. (Section 9.2)

MODIFICATION AND CONSENTS AND WAIVERS UNDER THE INDENTURES, THE EQUIPMENT TRUST AGREEMENTS AND RELATED AGREEMENTS

     In the event that the Pass Through Trustee, as the holder of any Equipment Notes or ETCs held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture, Lease, if any, or other document relating to such Equipment Notes, or Equipment Trust Agreement relating to such ETCs, which requires the consent of the Certificateholders of such Trust, the Pass Through Trustee shall mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Trust as of the date of such notice. The Pass Through Trustee shall request instructions from the Certificateholders of such Trust as to whether or not to consent to such amendment, modification or waiver. The Pass Through Trustee shall vote or consent with respect to such Equipment Notes or ETCs in such Trust in the same proportion as the Pass Through Certificates of such Trust were actually voted by the holders thereof by a certain date. Notwithstanding the foregoing, if an Event of Default in respect of such Trust shall have occurred and be continuing, the Pass Through Trustee, subject to the voting instructions referred to under "-- Events of Default and Certain Rights Upon an Event of Default," may in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee or equipment trust trustee to which such consent relates. (Section 10.1)

TERMINATION OF THE TRUSTS

     The obligations of the Company, Procor and the Pass Through Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Pass Through Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in such notice of termination. (Section 11.1)

DELAYED PURCHASE

     In the event that, on the date of issuance of any Pass Through Certificates, all of the proceeds from the sale of such Pass Through Certificates are not used to purchase the Equipment Notes or ETCs contemplated to be held in the related Trust, such Equipment Notes or ETCs may be purchased by the Pass Through Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the Pass Through Trustee will hold the proceeds from the sale of such Pass Through Certificates not used to purchase Equipment Notes or ETCs in an escrow account pending the purchase of the Equipment Notes or ETCs not so purchased. Such proceeds will be invested in Specified Investments at the direction and risk of, and for the account of, the Company. Earnings on Specified Investments in the escrow account for each Trust will be paid to the Company periodically, and the Company will be responsible for any losses realized on such Specified Investments. (Section 2.2)

     On the Regular Distribution Date occurring after the issuance of such Pass Through Certificates, the Company will pay to the Pass Through Trustee an amount equal to the interest that would have accrued on any Equipment Notes or ETCs which are purchased after the date of the issuance of such Pass Through Certificates from the date of the issuance of such Pass Through Certificates to, but excluding, the date of the purchase of such Equipment Notes or ETCs by the Pass Through Trustee. (Section 2.2)

     To the extent that Equipment Notes or ETCs are not purchased by the Pass Through Trustee on or prior to the date specified in the applicable Prospectus Supplement, the unexpended proceeds from the sale of such Pass Through Certificates, together with interest thereon at the rate applicable to such Pass Through Certificates, will be distributed to the holders of such Pass Through Certificates as a Special Payment.

THE PASS THROUGH TRUSTEE


     Unless otherwise specified in the applicable Prospectus Supplement, Harris Trust and Savings Bank ("Harris Bank") will be the Pass Through Trustee for each of the Trusts. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Section 7.5) With certain exceptions, the Pass Through Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Pass Through Certificates, the Equipment Notes, the Indentures, the Leases, the ETCs, the Equipment Trust Agreements or other related documents. (Section 7.4) Unless otherwise specified in a Prospectus Supplement, Harris Bank will also be the Indenture Trustee under the Indentures pursuant to which the Equipment Notes are issued and the equipment trust trustee under the Equipment Trust Agreements pursuant to which the ETCs are issued.



     Under certain circumstances, the Pass Through Trustee could be faced with a potential conflict of interest as a result of its acting as trustee of one or more Trusts, as Indenture Trustee with respect to the Equipment Notes and as Equipment Trust Trustee with respect to the ETCs. In such event, the Pass Through Trustee either would be required pursuant to the provisions of the Trust Indenture Act of 1939 to resign as trustee of one or all of the Trusts or has indicated that it would voluntarily so resign as trustee. See "-- Events of Default and Certain Rights Upon an Event of Default."



     Harris Bank serves as trustee under an Equipment Trust Agreement, dated as of November 15, 1990, between the Company and Harris Bank and under an Indenture, dated as of January 15, 1997, between the Company and Harris Bank. In addition, Harris Bank provides customary banking services to the Company and certain of its affiliates.


     The Pass Through Trustee may resign with respect to any or all of the Trusts at any time, in which event the Company will be obligated to appoint a successor trustee. If the Pass Through Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, the Company may remove such Trustee. In addition, any holder of Pass Through Certificates of such Trust for at least six months may in such circumstances, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Pass Through Trustee with respect to a Trust and appointment of the successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. (Section 7.9) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Pass Through Trustee are to the trustee acting in such capacity under each of the Trusts and should be read to take into account the possibility that each of the Trusts could have a different successor trustee in the event of such a resignation or removal.

     The Basic Agreement provides that the Company will pay the Pass Through Trustee's fees and expenses and will indemnify the Pass Through Trustee in accordance with the Participation Agreement with respect to certain taxes. To the extent not indemnified by the Company with respect to such taxes, the Pass Through Trustee may be entitled to be reimbursed by the applicable Trust. (Section 7.7)

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements under this caption are summaries and do not purport to be complete. Except as otherwise indicated below or as described in the applicable Prospectus Supplement, the following summaries will apply to the Equipment Notes, the Indenture, the Lease and the Participation Agreement relating to each Equipment Group. Additional provisions with respect to the Equipment Notes, the Indentures, the Leases and the Participation Agreements relating to any particular Equipment Group will be described in the applicable Prospectus Supplement.

GENERAL

     Each Equipment Note issued under the same Indenture will relate to a single Equipment Group. The Equipment Notes with respect to each Equipment Group will be issued under a separate Indenture between the related Indenture Trustee and the Owner Trustee of a trust for the benefit of the Owner Participant which is the beneficial owner of such Equipment Group.

     The Equipment Notes will be nonrecourse obligations of the related Owner Trustee. Except in certain circumstances involving the Company's purchase of Equipment Units and the assumption of the Equipment Notes related thereto, the Equipment Notes will not be direct obligations of, or guaranteed by, the Company; however, the Company will be obligated to make or cause to be made rental and other payments to the related Owner Trustee under the Lease of the related Equipment Group in amounts that will be at least sufficient to pay when due all payments required to be made on the Equipment Notes issued with respect to such Equipment Group. The Company's rental obligations under each Lease will be general obligations of the Company.

PRINCIPAL AND INTEREST PAYMENTS

     Interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution date for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

     If any date scheduled for any payment of principal of, premium, if any, or interest on the Equipment Notes is not a Business Day, such payment may be made on the next succeeding Business Day without any additional interest.

PREPAYMENTS

     The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Notes may be prepaid or purchased, the premium, if any, related to certain prepayments or purchases and other terms applying to prepayments or purchases of such Equipment Notes.

SECURITY

     The Equipment Notes issued with respect to an Equipment Group will be secured by (i) an assignment by the related Owner Trustee to the related indenture Trustee of such Owner Trustee's rights (except for certain limited rights described in the Prospectus Supplement) under the Lease with respect to such Equipment Group, including the right to receive payments of rent thereunder and (ii) a perfected security interest to such Indenture Trustee in such Equipment Group, subject to the rights of the Company under such Lease. Unless and until an Indenture Event of Default with respect to an Equipment Group has occurred and is continuing, the Indenture Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder.

     The Equipment Notes issued under different Indentures will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Equipment Group will not be secured by any other Equipment Group or the Lease related to any other Equipment Group.

     The Company will be required to file each Indenture, any indenture supplement, each Lease and any lease supplement with respect to each Equipment Group with the Surface Transportation Board and will be further required to deposit such documents with the Registrar General of Canada under the Railway Act of Canada and to publish notice of such deposit in accordance with such Act. The filing with the Surface Transportation Board will give the Indenture Trustee a perfected security interest in each Equipment Unit in such Equipment Group whenever it is located in the United States and in the Lease. Such deposit and publication in Canada will be done in order to protect the lien of the Indenture Trustee in and to the Lease and the Equipment Units subject to the Indenture in Canada or any province or territory thereof, to the extent provided for in the Railway Act of Canada.

     Each Equipment Unit may be operated by the Company or, subject to certain limitations, under sublease or interchange arrangements in the United States, Canada or Mexico. The extent to which the Indenture Trustee's security interest would be recognized in an Equipment Unit located in countries other than the United States is uncertain.

     Funds, if any, held from time to time by the Indenture Trustee with respect to any Equipment Units, including funds held as the result of the loss or destruction of such Equipment Units or termination of the Lease, if any, relating thereto, will be invested and reinvested by such Indenture Trustee, at the direction of the Company (except in the case of a Lease Event of Default under the applicable Lease, if any), in Specified Investments. The Company will pay the amount of any loss resulting from any such investment directed by it.

     The Company will be obligated, at its cost and expense, to maintain, repair and keep each Equipment Unit in accordance with prudent industry maintenance practices and in compliance in all material respects with all laws and regulations.

LIMITATION OF LIABILITY

     Except in certain circumstances involving the Company's purchase of Equipment Units and the assumption of the Equipment Notes related thereto, the Equipment Notes will not be direct obligations of, or guaranteed by, the Company or the Owner Trustees. None of the Owner Trustees, the Owner Participants or the Indenture Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Indenture Trustees for any amounts payable under the Equipment Notes or, except as provided in each Indenture, for any liability under such Indenture. Except in the circumstances described above, all payments of principal of, premium, if any, and interest on Equipment Notes issued with respect to any Equipment Group (other than payments made in connection with an optional prepayment or purchase by the related Owner Trustee) will be made only from the assets subject to the lien of the Indenture with respect to such Equipment Group or the income and proceeds received by the related Indenture Trustee therefrom (including rent payable by the Company under the Lease with respect to such Equipment Group).

     Except as otherwise provided in the Indentures, each Owner Trustee in its individual capacity shall not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except for its own wilful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Indentures or the Equipment Notes to the Indenture Trustees or to any holder of any Equipment Note.

INDENTURE EVENTS OF DEFAULT AND REMEDIES

     The applicable Prospectus Supplement will describe the Indenture Events of Default under the related Indentures, the remedies that the Indenture Trustee may exercise with respect to the related Equipment Group, either at its own initiative or upon instruction from holders of the related Equipment Notes, and other provisions relating to the occurrence of an indenture Event of Default and the exercise of remedies. There will be no cross-default provisions in the Indentures and events resulting in an indenture Event of Default under any particular Indenture (or a default under any other indebtedness of the Company) will not necessarily result in an Indenture Event of Default under any other Indenture.

     In the event of the bankruptcy of an Owner Participant, it is possible that, notwithstanding that the related Equipment Group is owned by an Owner Trustee in trust, such Equipment Group and its Lease and the Equipment Notes related thereto might become part of the bankruptcy proceeding. In such event, payments on such Equipment Notes might be interrupted and the ability of the Indenture Trustee to exercise its remedies under the applicable Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of such Lease and the related Equipment Group. In addition, in the event of an Owner Participant bankruptcy, the estate might seek court approval to reject the related Lease as an executory contract. Such a Lease rejection, if successful, would leave the Indenture Trustee as a secured creditor in respect of the related Equipment Group with a claim for damages against the estate.

THE LEASES

     The following provisions will be applicable unless otherwise disclosed in the Prospectus Supplement.

     TERM AND RENTALS. Each Equipment Group will be leased separately by the related Owner Trustee to the Company for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Equipment Notes issued with respect to such Equipment Group unless previously terminated as permitted by the related Lease. The basic rental payments by the Company under each Lease will be payable on the dates specified in the applicable Prospectus Supplement, and will be assigned by the Owner Trustee under the related Indenture to provide the funds necessary to make payments of principal and interest due from such Owner Trustee on the Equipment Notes issued under such Indenture. Although in certain cases the basic rental payments under the Leases may be adjusted, under no circumstances will rental payments be less than the scheduled payments of principal and interest on the Equipment Notes issued under the Indenture relating to such Lease. The balance of any basic rental payments under each Lease, after payment of the scheduled principal and interest on the Equipment Notes issued under the Indenture relating to such Lease, will be paid over to the related Owner Trustee. The Company's obligation to pay rent and to cause other payments to be made under each Lease will be a general obligation of the Company.

     NET LEASE. The Company's obligations in respect of each Equipment Group leased to the Company by an Owner Trustee will be those of a lessee under a "net lease." Accordingly, the Company will be obligated, at its cost and expense, to maintain, repair and keep each Equipment Unit in any such Equipment Group in accordance with prudent industry maintenance practices and in compliance in all material respects with all laws and regulations and consistent with maintenance practices used by the Company in respect of equipment owned or leased by the Company similar in type to such Equipment Unit. Subject to certain exceptions, the Company will, at its expense, make all alterations, replacements or modifications required to be made by the Association of American Railroads, the United States Department of Transportation, or any other United States, state or local governmental agency. The Company reserves the right to contest the validity or applicability of any required alterations, replacements or modifications. The Company shall have the right to make alterations, modifications and improvements with respect to each Equipment Unit in any such Equipment Group, provided that no such alteration, modification or improvement shall materially diminish the fair market value, utility or remaining economic useful life of such Unit.

     INSURANCE. Unless waived or otherwise excused by the terms of any Lease, the Company will be required, at its own expense, to cause to be carried and maintained insurance in respect of the Equipment in amounts and against such risks and with deductibles and terms and conditions not less than the insurance, if any, maintained by the Company in respect of similar equipment owned or leased by the Company, but in no event shall such coverage be for amounts or against risks less than the prudent industry standard for companies engaged in full service leasing of tank and hopper cars. The Company does not maintain casualty insurance with respect to the Equipment.

     LEASE EVENTS OF DEFAULT; REMEDIES. The applicable Prospectus Supplement will describe the Lease Events of Default under the related Lease, the remedies that the Owner Trustee, or Indenture Trustee as assignee of the Owner Trustee, may exercise with respect to an Equipment Group, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

     Lease Events of Default under each Lease will include, among other things,
(a) failure by the Company to make rental payments under the Lease, (b) failure to maintain insurance as required by the Lease, (c) use of the Equipment Group in contravention of the Lease, (d) breach of any representation or warranty made by the Company in the Lease or in the related Participation Agreement and (e) the occurrence of certain events of bankruptcy, reorganization or insolvency of the Company. Upon the occurrence of a Lease Event of Default under any Lease, the related Indenture Trustee, as assignee of the related Owner Trustee's rights under such Lease, will be entitled to repossess the Equipment Units and use or sell such Equipment Units free and clear of the Company's rights therein.

     If the Company were to become a debtor in a bankruptcy or reorganization case under the Bankruptcy Code, the Company or its bankruptcy trustee could reject any or all Leases to which it is a party. In such event, there could be no assurance that the amount of any claim for damages under such Leases that would be allowed in such bankruptcy case would be in an amount sufficient to provide for the repayment of the related Equipment Notes. In any case, rejection of a Lease by the Company or its bankruptcy trustee would not deprive the related indenture Trustee of its security interest in the related Equipment Group.

     The Company is not a railroad, and the protections against the automatic stay in bankruptcy under Section 1168 of the Bankruptcy Code which are granted to lessors, conditional vendors and purchase money financiers of rolling stock to a common carrier by railroad will not be available to an Indenture Trustee upon the occurrence of a Lease Event of Default.

THE PARTICIPATION AGREEMENTS

     The Company will be required to indemnify the Pass Through Trustee, each Indenture Trustee, each Owner Participant and each Owner Trustee for certain losses and claims and for certain other matters. Each Owner Participant will be required to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture that arise out of any act of or failure to act by or claim against such Owner Participant. Subject to certain restrictions, each Owner Participant may transfer its interest in the related Equipment Group.

                            DESCRIPTION OF THE ETCS


     The statements under this caption are summaries only of the ETCs and the Equipment Trust Agreements under which they will be issued and do not purport to be complete. This summary makes use of terms to be defined in the Equipment Trust Agreements, the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Additional provisions relating to any particular ETCs will be described in the applicable Prospectus Supplement.


GENERAL

     The ETCs will be limited to the aggregate principal amount set forth in the applicable Equipment Trust Agreement. The ETCs will be issued against the deposit with the Equipment Trust Trustee by the Pass Through Trustee of like amounts of Deposited Cash. Each ETC will represent an interest equal to its principal amount in the trust created under the applicable Equipment Trust Agreement.

PRINCIPAL AND INTEREST PAYMENTS

     Interest paid on the ETCs held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution date for such Trust. Principal paid on the ETCs held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

     If any date scheduled for any payment of principal of, premium, if any, or interest on the ETCs is not a Business Day, such payment may be made on the next succeeding Business Day without any additional interest.

GUARANTIES

     The Company will fully and unconditionally guarantee (i) the payment as and when due of the principal of and interest on each Company ETC and (ii) the due and punctual distribution to Certificateholders of principal and interest payable in respect of each Procor ETC and the performance by Procor of its obligations under each Procor Equipment Trust Agreement. Procor will fully and unconditionally guarantee the payment as and when due of the principal of and interest on each Procor ETC.

PREPAYMENT

     The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related ETCs may be prepaid or purchased, the premium (if any) related to certain prepayments or purchases and other terms applying to prepayments or purchases of such ETCs.

SECURITY


     Except as otherwise set forth in the applicable Prospectus Supplement, the applicable Equipment Trust Agreement will provide for the sale by the Company or Procor to the Equipment Trust Trustee, as trustee for the holders of ETCs, of railway tank cars and other rail cars (the "Trust Equipment") of the types used in the Company's or Procor's business having an estimated cost of not less than 125% of the principal amount of the related ETC. For the purpose of determining the cost of any unit of Equipment built by the Company or Procor, so-called "car builder's cost" (which includes direct cost of labor, material and overhead, but excludes any manufacturing profit) will be used; otherwise the actual cost to the Company or Procor will be used.



     When and as any of the Trust Equipment shall be delivered to the Equipment Trust Trustee, the Equipment Trust Trustee will pay to the Company or Procor, as applicable, as the purchase price for such Trust Equipment, out of Deposited Cash an amount which will not exceed 80% of the aggregate cost (without deduction for depreciation) of such Trust Equipment (or such other percentage as may be set forth in the applicable Prospectus Supplement). The balance of the cost will be paid by the Equipment Trust Trustee from advance rentals required by the applicable Equipment Trust Agreement to be paid to the Equipment Trust Trustee by the Company or Procor, as applicable. The advance rental shall equal the amount by which the aggregate cost of the Trust Equipment exceeds the net proceeds of the sale of the ETCs. Until so paid out, Deposited Cash and other funds held by the Equipment Trust Trustee pending delivery to it of Trust Equipment may be invested, at the risk of the Company or Procor, as applicable, in direct obligations of the United States, in certain obligations guaranteed by the United States, in certificates of deposit or time deposits or in prime commercial paper.


     Each Equipment Trust Agreement will contain provisions requiring the Company or Procor, as applicable, to cause such agreements and each supplement thereto, promptly after the execution and delivery thereof, to be recorded with the Surface Transportation Board and the Registrar General of Canada. In addition, the Company or Procor, as applicable, will be required to take similar actions in all other jurisdictions required by law or reasonably requested by the Equipment Trust Trustee for the purposes of proper protection of the Equipment Trust Trustee's title to the Trust Equipment subject thereto and the rights of the holders of the ETCs; provided, however, that neither the Company nor Procor will be required to so record in any jurisdiction if (1) in the opinion of the Company or Procor, as applicable, such recording would be unduly burdensome, and (2) after giving effect to such failure to record, the Company or Procor, as applicable, has taken all action required by law to protect the title of the Equipment Trust Trustee to Trust Equipment having a value (defined as the greater of (a) the actual value of such Trust Equipment and (b) the cost thereof less 1/20th of such cost for each year the Trust Equipment has been in use) of not less than 90% of the value of all such Trust Equipment.

     Each Company Equipment Trust Agreement will provide for the lease to the Company of all the Trust Equipment subject to such agreement for a period specified in the applicable Prospectus Supplement. The rent and other amounts payable by the Company will be sufficient to enable the Equipment Trust Trustee to pay when due the principal of and interest on the applicable Company ETC, as well as all the expenses of the trust created under the Equipment Trust Agreement and certain other charges. At the termination of the lease and after all payments due or to become due from the Company under the Equipment Trust Agreement shall have been fully made, such payments shall be applied and treated as purchase money as the full purchase price of the Trust Equipment, and title to all Trust Equipment held in the trust shall vest in the Company.

     Each Procor Equipment Trust Agreement will provide for the conditional sale to Procor of all the Trust Equipment subject to such agreement and will obligate Procor to make payments to the Equipment Trust Trustee during the period specified in the applicable Prospectus Supplement. The payments in respect of the purchase of the Trust Equipment and other amounts payable will be sufficient to enable the Equipment Trust

Trustee to pay when due the principal of and interest on the applicable Procor ETC, as well as all the expenses of the trust created under the Equipment Trust Agreement and certain other charges. After all payments due or to become due from Procor under the Equipment Trust Agreement shall have been fully made, such payments shall be deemed to represent payment of the full purchase price for Procor's purchase of the Trust Equipment, and title to all Trust Equipment held in the trust shall vest in Procor.

     Each Equipment Trust Agreement will permit the possession and use of the Trust Equipment in the Company's or Procor's business, as applicable, including the sublease thereof to others subject to the terms and conditions of the applicable Equipment Trust Agreement.

     The Trust Equipment subject to any Company Equipment Trust Agreement will not secure the payment of a Company ETC issued under any other Company Equipment Trust Agreement or of any Procor ETC, nor will the Trust Equipment subject to any Procor Equipment Trust Agreement secure the payment of a Procor ETC issued under any other Procor Equipment Trust Agreement or of any Company ETC.

MAINTENANCE, RELEASE AND SUBSTITUTION OF TRUST EQUIPMENT

     The Company and Procor will be required to maintain and keep the relevant Trust Equipment in good order and proper repair unless and until it becomes worn out, unsuitable for use, lost or destroyed (a "Casualty Occurrence"). Each Equipment Trust Agreement will provide that, whenever Trust Equipment having a value specified therein shall have suffered a Casualty Occurrence, the Company or Procor, as applicable, shall either deposit with the Equipment Trust Trustee an amount in cash equal to the value of such Trust Equipment or convey to the Equipment Trust Trustee additional Equipment having a value not less than the value of the Trust Equipment suffering the Casualty Occurrence.

     Each Equipment Trust Agreement will provide that if the aggregate cost of the Trust Equipment initially delivered to the Equipment Trust Trustee by the Company or Procor, as applicable, shall exceed 125% of the aggregate principal amount of the Company ETC or the Procor ETC (or such other percentage as may be specified in the applicable Prospectus Supplement), the Equipment Trust Trustee, upon request of the Company or Procor, as applicable, shall release Trust Equipment from the relevant trust having an aggregate cost of not more than the amount of such excess.

     Each Equipment Trust Agreement will provide for the release by the Equipment Trust Trustee of any Trust Equipment upon request of the Company or Procor, as applicable, and (a) the conveyance to the Equipment Trust Trustee of other Equipment (irrespective of when first put into use) of value not less than the value of the Trust Equipment to be released or (b) the payment to the Equipment Trust Trustee of cash in an amount not less than the value of the Trust Equipment to be released. Any cash so deposited (and any cash deposited as provided in the second preceding paragraph) will be paid over by the Equipment Trust Trustee to the Company or Procor, as applicable, against the conveyance to the Equipment Trust Trustee of additional Equipment having a value not less than the amount of cash to be paid over.

INFORMATION CONCERNING THE EQUIPMENT TRUST TRUSTEE


     Harris Bank will be the Equipment Trust Trustee under each Equipment Trust Agreement. Harris Bank will also be the Pass Through Trustee and the Indenture Trustee. See "Description of the Pass Through Certificates -- Information Concerning the Pass Through Trustee."


EQUIPMENT TRUST EVENTS OF DEFAULT AND PROVISIONS RELATING THERETO

     Equipment Trust Events of Default will be defined in each Equipment Trust Agreement as being: default for more than 10 Business Days in the payment of any rental payable under a Company Equipment Trust Agreement or any amount payable under a Procor Equipment Trust Agreement; any unauthorized assignment or transfer of the Company's or Procor's rights under the applicable Equipment Trust Agreement, continuing as provided therein; any unauthorized transfer, sublease or parting with the possession of any Trust Equipment, continuing as provided therein; any failure or refusal to perform any other covenant in such Equipment Trust Agreement for the shorter of (i) 60 days after the Equipment Trust Trustee shall have demanded in writing such performance and (ii) 30 days after the Company or Procor, as applicable, has knowledge of any such failure; certain events of bankruptcy; or the termination of the lease provided for in a Company Equipment Trust Agreement or the security interest provided for in a Procor Equipment Trust Agreement by operation of law or by the Equipment Trust Trustee in the event of any unauthorized assignment or transfer of the Company's or Procor's rights under such Equipment Trust Agreement or any unauthorized transfer or sublease of any of the Trust Equipment. (Section 5.01) The appointment of a receiver or trustee in bankruptcy or reorganization for the Company or Procor, as applicable, or for their respective property will be deemed to be an unauthorized assignment if, prior to the exercise of the remedies of the Equipment Trust Trustee under an Equipment Trust Agreement, such receiver or trustee shall not be discharged or duly assume the Company's or Procor's obligations under such agreement. (Section 4.09) In addition, (i) each Company Equipment Trust Agreement which relates to the issuance of a Company ETC to the same Trust that is concurrently acquiring a Procor ETC will provide that a failure by the Company to perform in respect of the Procor ETC will constitute an Equipment Trust Event of Default under such Company Equipment Trust Agreement and (ii) each Procor Equipment Trust Agreement will provide that certain events of bankruptcy of the Company will constitute an Equipment Trust Event of Default under such Procor Equipment Trust Agreement. Each Equipment Trust Agreement will provide that the Equipment Trust Trustee shall, promptly after the occurrence of any Equipment Trust Event of Default thereunder known to it, give to the holders of the related Company ETC or the Procor ETC, as applicable, notice of the occurrence thereof. However, unless such default is the failure to make payments in respect of the principal of or interest on an ETC, the Equipment Trust Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the defaulted ETC. (Section 5.07)

     In the event of the bankruptcy or reorganization of the Company, the right of the Equipment Trust Trustee to repossess or dispose of Trust Equipment subject to a Company Equipment Trust Agreement would be subject to the provisions of the Bankruptcy Code of 1978, as amended, applicable to industrial companies generally, and not those provisions applicable to railroads, particularly Section 1168 thereof. In the event of the bankruptcy or reorganization of Procor, the right of the Equipment Trust Trustee to repossess or dispose of Trust Equipment subject to a Procor Equipment Trust Agreement would be subject to the provisions of the Canadian federal Bankruptcy and Insolvency Act and the Companies' Creditors Arrangement Act and applicable provincial legislation which governs the manner in which creditors can enforce interests in the assets of a debtor.

     Upon the happening of an Equipment Trust Event of Default, the Equipment Trust Trustee or the holders of not less than a majority in aggregate principal amount of the relevant Company ETC or Procor ETC, as applicable, may declare the principal thereof and all accrued interest thereon to be due and payable. (Section 5.04) Subject to certain conditions, however, any such declaration may be rescinded by the holders of 66 2/3% in principal amount of such Company ETC or Procor ETC upon payment of all sums then due otherwise than by acceleration. Prior to such declaration, the holders of a majority in principal amount of the outstanding Company ETC or Procor ETC may waive any past Equipment Trust Event of Default, except an Equipment Trust Event of Default in the payment of rentals or conditional sale payments due in respect of the principal of or interest on such Company ETC or Procor ETC. (Section 5.04)

     The right of any holder of a Company ETC or a Procor ETC to institute action for any remedy under a Company Equipment Trust Agreement or a Procor Equipment Trust Agreement (except such holder's right to enforce payment of the principal of and interest on a Company ETC or a Procor ETC when due if such enforcement will not impair the Equipment Trust Trustee's title to the Trust Equipment) will be subject to certain conditions precedent, including a written request by the holders of not less than a majority in principal amount of such Company ETC or Procor ETC to the Equipment Trust Trustee to take action, and an offer to the Equipment Trust Trustee of reasonable indemnification against liabilities incurred by it in so doing. (Section 5.09)

     Each Company Equipment Trust Agreement and Procor Equipment Trust Agreement will require the annual filing by the Company or Procor, as applicable, with the Equipment Trust Trustee of a certificate as to the absence of default and as to compliance with the terms of the relevant equipment trust agreement. (Section 4.08)

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, Pass Through Certificates may be purchased by an employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). A fiduciary of a Plan must determine that the purchase of a Pass Through Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code (as hereinafter defined). Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA. Any Plan that purchases a Pass Through Certificate must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated under the Securities Act.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES



     The statements of law and legal conclusions contained in the following discussion set forth the opinion of Neal, Gerber & Eisenberg, counsel to the Company, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Pass Through Certificates. This summary is based on laws, regulations, rulings and court decisions now in effect, all of which are subject to change by legislative, administrative or judicial action, which change may be retroactive. The discussion below does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, banks, tax exempt organizations, insurance companies or foreign investors) may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of Pass Through Certificates, including the advisability of making any election discussed below. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below and no assurance can be given that the IRS will not take contrary positions. The Pass Through Trusts are not indemnified for any federal income taxes that may be imposed upon them, the imposition of which could significantly reduce the amounts available for distribution to the Certificate Owners. For purposes of this "Material Federal Income Tax Consequences" section, the terms "Pass Through Certificate" and "Certificate" also refer to an indirect interest in a Pass Through Certificate held by a Certificate Owner.


GENERAL


     In the opinion of Neal, Gerber & Eisenberg, based upon an interpretation of analogous authorities under currently applicable law, the Trusts will not be classified as associations taxable as a corporation, but rather each will be classified as grantor trusts for purposes of Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code"), and each Certificate Owner of a Trust will be treated as the owner of a pro rata undivided interest in each of the Equipment Notes, ETCs, if any, or any other property held in such Trust.



     Each Certificate Owner of a Trust will be required to report on its federal income tax return its pro rata share of the entire income from the Equipment Notes, ETCs, if any, or any other property in such Trust, in accordance with such Certificate Owner's method of accounting. A Certificate Owner using the cash method of accounting should take into account its pro rata share of income as and when received by the Pass Through Trustee. A Certificate Owner using the accrual method of accounting should take into account its pro rata share of income as it accrues or is received by the Pass Through Trustee, whichever is earlier.



     A purchaser of a Pass Through Certificate should be treated as purchasing an interest in each Equipment Note, ETC, if any, and any other property in a Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among such Equipment Notes, ETCs and other property in proportion to their fair market values at the time of purchase of the Pass Through Certificate. When a Trust has acquired all the Equipment Notes, ETCs, if any, and any other property to be held by such Trust, the purchase price paid for a Pass Through Certificate by an original purchaser of such certificate will be allocated among such Equipment Notes, ETCs and any other property in such Trust in proportion to their respective purchase prices.


SALES OF PASS THROUGH CERTIFICATES


     A Certificate Owner that sells or exchanges a Pass Through Certificate will recognize gain or loss (in the aggregate) equal to the difference between its adjusted tax basis in the Pass Through Certificate and the amount realized (except to the extent attributable to accrued interest, which would be taxable as interest income). Subject to the market discount provisions of the Code (described below), if the Certificate Owner held such Pass Through Certificate as a capital asset, any such gain or loss should be capital gain or loss, which will be long-term capital gain or loss if the Pass Through Certificate was held for more than one year (but only to the extent the Trust also held the underlying Equipment Notes, ETCs, if any, or other property for more than one year). Any long term capital gains realized on a sale or exchange of Pass Through Certificates will be taxable under current law to corporate taxpayers at the rates applicable to ordinary income, and to individual taxpayers at their applicable marginal rate for capital gains. Any capital losses realized generally will be deductible by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.


ORIGINAL ISSUE DISCOUNT

     It is anticipated that neither the Equipment Notes nor the ETCs will be issued with original issue discount.

MARKET DISCOUNT


     A subsequent purchaser of a Pass Through Certificate will be considered to have acquired an interest in an Equipment Note or ETC, if any, held in a Trust at a "market discount" to the extent the remaining aggregate principal amount of such Equipment Note or ETC exceeds the Certificate Owner's tax basis allocable to such Equipment Note or ETC, provided such excess exceeds a prescribed de minimis amount. If such excess exceeds the de minimis amount, the Certificate Owner will be subject to the market discount rules of Section 1276 of the Code with regard to its interest in such Equipment Note or ETC.


     In the case of a sale or other disposition of indebtedness subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from such sale or other disposition be treated as ordinary income to the extent such gain represents market discount that has accrued during the period in which the indebtedness was held.

     In the case of a partial principal payment on indebtedness subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition, or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.


     Market discount generally accrues under either a straight line method or, at the election of the taxpayer, a constant interest rate method. However, in the case of installment obligations (which may include certain of the Equipment Notes and ETCs), determination of the manner in which market discount is to be accrued has been left to Treasury regulations not yet issued. Until such Treasury regulations are issued, the Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of installment obligations with market discount may elect to accrue market discount either (i) on the basis of a constant interest rate or (ii) by treating as accrued market discount an amount equal to total remaining market discount times a fraction, the numerator of which is the amount of stated interest paid in the accrual period and the denominator of which is the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period.

     Under Section 1277 of the Code, if in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includible in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

     A taxpayer may elect to include market discount in gross income currently. If such election is made, the rules of Sections 1276 and 1277 (described above) will not apply to the taxpayer.

PREMIUM


     A Certificate Owner will generally be considered to have acquired an interest in an Equipment Note or ETC, if any, held in a Trust at a premium to the extent the purchaser's tax basis allocable to such interest exceeds the remaining aggregate principal amount of the Equipment Note or ETC allocable to such interest. In that event, a Certificate Owner who holds a Pass Through Certificate as a capital asset may elect to amortize that premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in the Certificate Owner's tax basis in its interest in the Equipment Note or ETC. Generally, such amortization is on a constant yield basis. However, in the case of installment obligations, the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on installment obligations (see the discussion above).


     In the case of obligations that may be called at a premium prior to maturity, amortizable bond premium may be determined by reference to an early call date. Due to the complexities of the amortizable premium rules, particularly where there is more than one possible call date and the amount of any premium is uncertain, Certificate Owners are urged to consult their own tax advisors as to the amount of any amortizable premium.

BACKUP WITHHOLDING

     Payments made on the Pass Through Certificates and proceeds from the sale of the Pass Through Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31% unless the Certificate Owner complies with certain reponing procedures or is an exempt recipient under Section 6049(b)(4) of the Code. Any such withheld amounts will be allowed as a credit against the Certificate Owner's federal income tax.


                       MATERIAL CANADIAN TAX CONSEQUENCES



     The following is, as of the date hereof, the opinion of Osler, Hoskin & Harcourt, Canadian counsel to the Company and Procor, with respect to the material Canadian federal income tax consequences to a Certificate Owner of the purchase of a Pass Through Certificate pursuant to this Prospectus and the applicable Prospectus Supplement where the property of the Trust includes a Procor ETC and where at all relevant times for purposes of the Income Tax Act (Canada) (the "Tax Act") the Pass Through Trustee, the Equipment Trustee in respect of the Procor ETC and the Certificate Owner are not, and are not deemed to be, resident in Canada and deal at arm's length with Procor (within the meaning of the Tax Act). For the purposes of the Tax Act, related persons (as therein defined) are deemed not to deal at arm's length and it is a question of fact whether persons not related to each other deal at arm's length.



     This summary is based on the current provisions of the Tax Act and the regulations thereunder, counsel's understanding of the current published administrative practices by Revenue Canada and all specific proposals to amend the Tax Act and the regulations announced by the Minister of Finance prior to the date hereof. This summary does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative decision or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada. Additional Canadian federal income tax considerations may be described in the applicable Prospectus Supplement.

     This summary is of a general nature only and is not intended to be, and should not be construed as, legal or tax advice to any particular Certificate Owner. Purchasers of Pass Through Certificates should consult their own tax advisors with respect to their particular circumstances.



     In the opinion of Osler, Hoskin & Harcourt, as of the date hereof, provided that (a) none of the interest paid on the unpaid principal of a Procor ETC is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation, and (b) the Procor ETC is issued in circumstances whereby Procor may not under any circumstances be obliged to pay more than 25% of the principal amount of the single debt issue that includes the particular Procor ETC within five years from the date of issue of the last obligation of the single debt issue (except in the event of failure or default under the terms of the obligations, or if the terms of the obligations or any agreement relating thereto become unlawful or have changed by virtue of legislation or by a court, statutory board or commission, or if they are convertible into certain securities) the payment of the unpaid principal amount of, and interest on the unpaid principal amount of, a Procor ETC by Procor to a Pass Through Trustee and the payment of the unpaid principal amount of, and interest on the unpaid principal amount of, a Pass Through Certificate by a Pass Through Trustee to a Certificate Owner, will be exempt from Canadian non-resident withholding tax.



     In the opinion of Osler, Hoskin & Harcourt, as of the date hereof, provided the Pass Through Trustee, the Equipment Trust Trustee and the Certificate Owner do not use or hold, and are not deemed to use or hold, the Procor ETC, the conditional sales agreements in respect of the Procor ETC, and the Pass Through Certificate, as the case may be, in carrying on business in Canada for purposes of the Tax Act, and in the case of a Certificate Owner who carries on an insurance business in Canada and elsewhere the Certificate Owner establishes at the relevant time that the Pass Through Certificate is not effectively connected with such insurance business in Canada, no other taxes on income (including taxable capital gains) will be payable under the Tax Act in respect of the holding or disposition of, or the receipt of interest on the unpaid principal of, a Procor ETC by the Pass Through Trustee and the holding or disposition of, or the receipt of interest on the unpaid principal of, a Pass Through Certificate by a Certificate Owner.



                             CERTAIN ILLINOIS TAXES



     The Pass Through Trustee is an Illinois banking corporation with its principal corporate trust office in Chicago, Illinois. Neal, Gerber & Eisenberg, counsel to the Company, has advised the Company that, in its opinion, under currently applicable law, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Illinois or any political subdivision thereof and (ii) Certificate Owners who are not residents of or otherwise subject to tax in Illinois will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Illinois or any political subdivision thereof solely as a result of purchasing, holding (including receiving payments with respect to) or disposing of a Pass Through Certificate, except to the extent (a) the Indenture Trustee forecloses on the Equipment and any of the Equipment is located in Illinois, (b) the Equipment Trust Trustee forecloses on the Trust Equipment and any of the Trust Equipment is located in Illinois or (c) the Indenture Trust, the trust created under a Company Equipment Trust Agreement or under a Procor Equipment Trust Agreement, or the Pass Through Trust, as applicable, engages in business in Illinois as a result of such foreclosure. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, the imposition of which on a Trust could reduce the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax which would not be imposed if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will resign and a new Pass Through Trustee in such other jurisdiction will be appointed.

                              PLAN OF DISTRIBUTION


     The Company may sell the Pass Through Certificates being offered hereby:
(i) through agents, (ii) to or through underwriters, (iii) through dealers or
(iv) through a combination of any such methods of sale.


     The distribution of the Pass Through Certificates may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, or (ii) at market prices prevailing at the time of sale, or
(iii) at prices related to such prevailing market prices, or (iv) at negotiated prices.


     Offers to purchase the Pass Through Certificates may be solicited by agents designated by the Company from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Pass Through Certificates in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.


     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction, including commissions, discounts and other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Pass Through Certificates in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Pass Through Certificates in respect of which this Prospectus is delivered, the Company or the Pass Through Trustee, as the case may be, will sell such Pass Through Certificates to the dealer, as principal. The dealer may then resell such Pass Through Certificates to the public at varying prices to be determined by such dealer at the time of resale.

     Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                 LEGAL OPINIONS


     Unless otherwise indicated in the Prospectus Supplement to this Prospectus, the validity of the Pass Through Certificates will be passed upon for the Company by Neal, Gerber & Eisenberg, Chicago, Illinois, and for any underwriters or agents, by Mayer, Brown & Platt, New York, New York. Both Neal, Gerber & Eisenberg and Mayer, Brown & Platt will rely on the opinion of the Law Department of Harris Trust and Savings Bank as to matters relating to the authorization, execution, authentication, issuance and delivery of the Pass Through Certificates under the Basic Agreement.


                                    EXPERTS

     The consolidated financial statements and related schedules of Union Tank Car Company appearing in Union Tank Car Company's Annual Report (Form 10-K/A) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX I

                           GLOSSARY OF CERTAIN TERMS

     The following is a glossary of certain terms used in this Prospectus relating to the Pass Through Certificates. The definitions of terms used in this glossary that are also used in the Basic Agreement, Trust Supplements, Indentures, Leases or Participation Agreements are qualified in their entirety by reference to the definitions of such terms contained therein. Additional terms or changes in the terms defined below may appear in the applicable Prospectus Supplement.


     "Basic Agreement" means the Pass Through Trust Agreement, dated as of January 15, 1997, among the Company, Procor and the Pass Through Trustee.


     "Business Day," when used with respect to the Pass Through Certificates of any series, means any day other than a Saturday, a Sunday, or a day on which commercial banking institutions in New York, New York, Chicago, Illinois or a city and state in which the Pass Through Trustee or any related Indenture Trustee maintains its Corporate Trust Office are authorized or obligated by law, regulation or executive order to be closed.

     "Certificate Account" means the one or more non-interest-bearing accounts established and maintained by the Pass Through Trustee pursuant to the Basic Agreement on behalf of the Certificate holders of each Trust for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Trust.

     "Certificate Owner" means a person acquiring an interest in a Pass Through Certificate registered in the name of Cede & Co. as the nominee of The Depository Trust Company.

     "Certificateholder" means the Person in whose name a Pass Through Certificate is registered.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Company ETC" means each of the equipment trust certificates to be issued pursuant to an Equipment Trust Agreement between the Company and the Equipment Trust Trustee.

     "ETCs" means the Company ETCs and the Procor ETCs.

     "Equipment Group" means all the railcars (which may include various types or categories of standard gauge rolling stock) in respect of which a particular series of Equipment Notes is issued.

     "Equipment Trust Agreement" means an equipment trust agreement between the Company or Procor, as applicable, and the Equipment Trust Trustee.

     "Equipment Trust Event of Default" means each of the events designated as an Event of Default in an Equipment Trust Agreement, as described in the applicable Prospectus Supplement.


     "Equipment Trust Trustee" means, unless otherwise specified in a Prospectus Supplement, Harris Trust and Savings Bank, in its capacity as trustee under an Equipment Trust Agreement, and each other person which may from time to time act as successor trustee under such agreement.


     "Equipment Unit" or "Unit" means an individual railcar.

     "Event of Default" means, with respect to the Equipment Notes held in any Trust, the occurrence and continuance of an Indenture Event of Default under one or more of the related Indentures.

     "Indenture" means each of the separate trust indenture and security agreements entered into from time to time between an Owner Trustee and an Indenture Trustee with respect to the issuance of Leased Equipment Notes, as each such agreement may be amended or supplemented in accordance with its respective terms.

     "Indenture Event of Default" means each of the events designated as an event of default in an Indenture, as described in the applicable Prospectus Supplement.


     "Indenture Trustee," when used with respect to any Equipment Note or the Indenture applicable thereto, means, unless otherwise specified in a Prospectus Supplement, Harris Trust and Savings Bank, and any successor to such Indenture Trustee as such trustee.


     "Lease" means each of the lease agreements entered into with respect to Equipment Units between an Owner Trustee and the Company, as each such lease agreement may from time to time be amended or supplemented.

     "Lease Event of Default" means each of the events designated as an event of default in a Lease, as described in the applicable Prospectus Supplement. "Leased Equipment" means each Equipment Group leased by an Owner Trustee to the Company pursuant to a Lease.

     "Owner Participant" means each of the owner participants for whose benefit an Owner Trustee owns an Equipment Group leased to the Company pursuant to a Lease and its permitted successors and assigns.

     "Owner Trustee," when used with respect to any Equipment Note or the Indenture applicable thereto or the Lease related thereto, means the "Owner Trustee" referred to in the applicable Indenture, not in its individual capacity but solely as trustee; and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the applicable Indenture, Lease or Participation Agreement.

     "Participation Agreement" when used with respect to any Equipment Note, means the note purchase, participation, refinancing or similar agreement or agreements referred to in the related Indenture, providing for, among other things, the purchase of Equipment Notes by the Pass Through Trustee.

     "Pass Through Certificate" means each of the Pass Through Certificates to be issued by each of the Trusts pursuant to the Basic Agreement and the related Trust Supplement.


     "Pass Through Trustee" means, unless otherwise specified in a Prospectus Supplement, Harris Trust and Savings Bank, in its capacity as Pass Through Trustee under each Trust, and each other person which may from time to time act as successor Pass Through Trustee under such Trust.


     "Pool Balance" means, for each Trust, as of any date, the aggregate unpaid principal amount of the Equipment Notes held in such Trust on such date plus any amounts in respect of principal on such Equipment Notes held by the Pass Through Trustee and not yet distributed plus the amount of any moneys held in the related escrow account (other than earnings thereon). The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date.

     "Pool Factor" means, for each Trust, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the aggregate original principal amount of the Equipment Notes held in such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date.

     "Procor ETC" means each of the equipment trust certificates to be issued pursuant to an Equipment Trust Agreement between Procor and the Equipment Trust Trustee.

     "Regular Distribution Date" means each date on which a Scheduled Payment will be distributed, as specified in the applicable Prospectus Supplement.

     "Scheduled Payment" means each payment of interest or principal on an Equipment Note scheduled to be received by the Pass Through Trustee on the Regular Distribution Dates specified in the applicable Prospectus Supplement.

     "Special Distribution Date" means each date on which a Special Payment will be distributed, as specified in the applicable Prospectus Supplement.

     "Special Payment" means (i) any payment of principal, premium, if any, and interest resulting from the prepayment or purchase of an Equipment Note held in a Trust, (ii) any payment of principal and interest (including any interest accruing upon default) on or any other amount in respect of an Equipment Note held in a Trust upon an Indenture Event of Default in respect of, or upon acceleration relating to, such Equipment Note, (iii) any payment of principal, premium, if any, and interest on an Equipment Note which is not in fact paid within five days of a Regular Distribution Date, (iv) any proceeds from the sale of any Equipment Note upon an Event of Default, or (v) the amounts available for distribution from a Trust as a result of the failure to apply such amounts to the purchase of Equipment Notes on or prior to the date specified in the applicable Prospectus Supplement.

     "Special Payments Account" means the one or more accounts established and maintained by the Pass Through Trustee pursuant to the Basic Agreement on behalf of the Certificateholders of each Trust for the deposit of payments representing Special Payments on the Equipment Notes held in such Trust.

     "Specified Investments" when used with respect to any Trust, means, unless otherwise specified in the related Prospectus Supplement, (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States of America is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including any Indenture Trustee or Owner Trustee H such conditions are met) and (iv) repurchase agreements with any financial institution having a combined capital and surplus of at least $750,000,000 fully collateralized by obligations of the type described in clauses (i) through (iii) above; provided that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase Federal funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment is 91 days or less from the date of purchase thereof.

     "Trust" means each of the Union Tank Car Company Pass Through Trusts to be formed pursuant to the Basic Agreement and a Trust Supplement.

     "Trust Property" means the Equipment Notes held as the property of a Trust and all funds from time to time deposited in the related Certificate Account, the related Special Payments Account and any other account maintained as a part of such Trust, including any proceeds from the sale by the Pass Through Trustee of any such Equipment Note in connection with an Event of Default.

     "Trust Supplement" means each of the Pass Through Trust Supplements between the Company and the Pass Through Trustee, pursuant to each of which a Trust is formed and a series of Pass Through Certificates is issued to evidence fractional undivided ownership interests in the Trust Property held in such Trust.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                     SUBJECT TO COMPLETION JANUARY 9, 1997


PROSPECTUS

                                  $400,000,000

                             UNION TANK CAR COMPANY

                                DEBT SECURITIES

                            ------------------------


     Union Tank Car Company, a Delaware corporation (the "Company"), may offer from time to time, in one or more series, up to $400,000,000 aggregate principal amount (or the equivalent in foreign currencies or currency units) of its debt securities ("Debt Securities"), on terms to be determined at the time the Debt Securities are offered for sale. Unless otherwise provided in a Prospectus Supplement, the Debt Securities of any series may be represented by a single global certificate registered in the name of a depository's nominee and, if so represented, beneficial interests in the global certificate will be shown on, and transfers thereof will be effected only through, records maintained by the depository and its participants. Debt Securities may be offered through underwriters, dealers or agents. The names of any underwriters, dealers or agents and any compensation to such underwriters, dealers or agents will be set forth in the Prospectus Supplement.


     The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, currencies in which such Debt Securities are issued or payable, maturity, rate (or manner of calculation thereof) and time of payment of interest, if any, whether the Debt Securities are issuable in registered form or bearer form or both, whether any series of the Debt Securities will be represented by a single global certificate, any terms for redemption or for sinking fund payments, whether the Debt Securities are convertible into Debt Securities of a different series, the initial public offering price, the net proceeds to the Company from the sale of the Debt Securities and any other specific terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

     This Prospectus may not be used to consummate a sale of Debt Securities unless accompanied by a Prospectus Supplement.

                            ------------------------


                The date of this Prospectus is January   , 1997.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Debt Securities and the Company, reference is made to the Registration Statement. Any statement contained herein concerning the provisions of any document is not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such materials also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

                      DOCUMENTS INCORPORATED BY REFERENCE


     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed on March 11, 1996, as amended by Form 10-K/A filed on May 3, 1996 and by Form 10-K/A filed on May 17, 1996, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, as filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written request of such person, a copy (without exhibits) of any or all documents incorporated by reference in this Prospectus. Requests for such copies should be directed to the General Counsel and Secretary, Union Tank Car Company, 225 West Washington Street, Chicago, Illinois 60606, telephone (312) 372-9500.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of Debt Securities will be added to the general funds of the Company and may be used to finance the addition of railcars to the Company's fleet and other capital expenditures, to finance acquisitions, to repay outstanding indebtedness, or for other corporate purposes or as may be described in a Prospectus Supplement. The Company has not allocated a specific portion of the proceeds for any particular use at this time. Pending such use, the net proceeds may be temporarily invested in short-term securities.

                                  THE COMPANY

     Union Tank Car Company (with its wholly-owned subsidiaries herein collectively referred to, except as the context otherwise requires, as the "Company") is principally engaged in the leasing of railway tank cars and other rail cars to United States, Canadian and Mexican manufacturers and other shippers of chemical products, including liquid fertilizers, petroleum products, including liquid petroleum gas, food products and bulk plastics. The Company owns and operates one of the largest fleets of privately-owned railway tank cars in the world.

     The Company, which was incorporated in Delaware in 1980 and is the successor to a business which was incorporated in New Jersey in 1891 and reincorporated in Delaware in 1968, is a wholly-owned subsidiary of Marmon Industrial Corporation, a wholly-owned subsidiary of Marmon Holdings, Inc. Substantially all the stock of Marmon Holdings, Inc. is owned, directly or indirectly, by trusts for the benefit of certain members of the Pritzker family. As used herein, "Pritzker family" refers to the lineal descendants of Nicholas
J. Pritzker, deceased.

     The Company's principal executive offices are located at 225 West Washington Street, Chicago, Illinois 60606, and its telephone number is (312) 372-9500.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement, including any additional covenants or changes to existing covenants relating to such series, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series of Debt Securities.


     The Debt Securities are to be issued under an Indenture, dated as of January 15, 1997, as supplemented (the "Debt Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (the "Debt Trustee"). The following summaries of certain provisions of the Debt Securities and the Debt Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Debt Securities and the Debt Indenture, including the definitions therein of certain terms. Particular sections of the Debt Indenture which are relevant to the discussion are cited parenthetically. Wherever particular sections or defined terms of the Debt Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Debt Indenture.


GENERAL

     The Debt Indenture does not limit the amount of Debt Securities which can be issued thereunder or the amount of debt which may otherwise be incurred by the Company, and additional debt securities may be issued under the Debt Indenture up to the aggregate principal amount which may be authorized from time to time by, or pursuant to a resolution of, the Company's Board of Directors or by a supplemental indenture. Reference is made to the Prospectus Supplement for the following terms, if applicable, of the particular series of Debt Securities being offered thereby: (i) the title of the Debt Securities of the series; (ii) any limit upon the aggregate principal amount of the Debt Securities of the series; (iii) the date or dates on which the principal of the Debt Securities of the series will be payable; (iv) the rate or rates (or manner of calculation thereof), if any, at which the Debt Securities of the series will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and, with respect to Debt Securities of the series in registered form, the record date for the interest payable on any interest payment date; (v) the place or places where the principal of and interest, if any, on the Debt Securities of the series will be payable; (vi) any redemption or sinking fund provisions; (vii) the denominations in which Debt Securities of the series shall be issuable; (viii) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which will be payable upon declaration of acceleration of the maturity thereof; (ix) whether the Debt Securities of the series will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of Debt Securities in bearer form ("bearer Debt Securities") and whether and the terms upon which bearer Debt Securities will be exchangeable for Debt Securities in registered form ("registered Debt Securities") and vice versa; (x) any provisions relating to the conversion of Debt Securities of the series into Debt Securities of a different series; (xi) whether and under what circumstances the Company will pay additional amounts on the Debt Securities of the series held by a person who is not a U.S. person (as defined below) in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; (xii) the currencies in which payments of interest, premium or principal are payable with respect to such Debt Securities; (xiii) whether the Debt Securities of any series will be issued as one or more Global Securities; (xiv) whether Debt Securities of the series will be issuable in Tranches; and (xv) any additional provisions or other terms not inconsistent with the provisions of the Debt Indenture, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Debt Securities of such series. (Section 2.1 and 2.2) To the extent not described herein, principal and interest, if any, will be payable, and the Debt Securities of a particular series will be transferable, in the manner described in the Prospectus Supplement relating to such series. "Principal" when used herein includes, when appropriate, the premium, if any, on the Debt Securities.

     Each series of Debt Securities will constitute unsecured and unsubordinated indebtedness of the Company and will rank on a parity with the Company's other unsecured and unsubordinated indebtedness. There are no covenants or "event risk" provisions contained in the Debt Indenture that may afford holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company.

     Debt Securities of any series may be issued as registered Debt Securities or bearer Debt Securities or both as specified in the terms of the series. Additionally, Debt Securities of any series may be represented by a single global note registered in the name of a depository's nominee and, if so represented, beneficial interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by a designated depository and its participants. Unless otherwise indicated in the Prospectus Supplement, Debt Securities will be issued in the denomination of $1,000 and integral multiples thereof and bearer Debt Securities will not be offered, sold, resold or delivered to U.S. persons in connection with their original issuance. Debt Securities of any series may be denominated in and payments of principal and interest may be made in United States dollars or any other currency, including composite currencies such as the European Currency Unit. For purposes of this Prospectus, "U.S. person" means a citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     To the extent set forth in the Prospectus Supplement, except in special circumstances set forth in the Debt Indenture, interest on bearer Debt Securities will be payable only against presentation and surrender of the coupons for the interest installments evidenced thereby as they mature at a paying agency of the Company located outside of the United States and its possessions. (Section 2.5(c)) The Company will maintain such an agency for a period of two years after the principal of such bearer Debt Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax laws or regulations, the Company will maintain a paying agent outside of the United States and its possessions to which the bearer Debt Securities and coupons related thereto may be presented for payment and will provide the necessary funds therefor to such paying agent upon reasonable notice. (Section 2.4)

     Bearer Debt Securities and the coupons related thereto will be transferable by delivery. (Section 2.8(f))

     If appropriate, United States federal income tax consequences applicable to a series of Debt Securities will be described in the Prospectus Supplement relating thereto.

BOOK-ENTRY REGISTRATION

     If the Prospectus Supplement so indicates, the Debt Securities will be represented by one or more certificates (the "Global Securities"). The Global Securities representing Debt Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") or other successor depository appointed by the Company (DTC or such other depository is herein referred to as the "Depository") and registered in the name of the Depository or its nominee. Debt Securities represented by a Global Security will not be issuable in definitive form.

     DTC currently limits the maximum denomination of any single Global Security to $200,000,000. Therefore, for purposes hereof, "Global Security" refers to the Global Security or Global Securities representing the entire issue of Debt Securities of a particular series.

     DTC has advised the Company and any underwriters, dealers or agents named in the Prospectus Supplement as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

     Upon the issuance by the Company of Debt Securities represented by a Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of DTC Participants. The accounts to be credited shall be designated by the underwriters, dealers or agents. Ownership of beneficial interests in the Global Security will be limited to DTC Participants and Indirect Participants. Ownership of beneficial interests in Debt Securities represented by the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of DTC Participants), or by DTC Participants or Indirect Participants (with respect to persons other than DTC Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Security.

     So long as the Depository for the Global Security, or its nominee, is the registered owner of the Global Security, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Debt Indenture. Except as provided below, owners of beneficial interests in Debt Securities represented by the Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders thereof under the Debt Indenture.

     Payments of principal of and interest, if any, on the Debt Securities represented by the Global Security registered in the name of DTC or its nominee will be made by the Company through the Debt Trustee under the Debt Indenture or a paying agent (the "Paying Agent"), which may also be the Debt Trustee under the Debt Indenture, to DTC or its nominee, as the case may be, as the registered owner of the Global Security. Neither the Company, the Debt Trustee, nor the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company has been advised that DTC, upon receipt of any payment of principal or interest in respect of a Global Security, will credit immediately the accounts of DTC Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company expects that payments by DTC Participants to owners of beneficial interests in a Global Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participants.

     If the Depository with respect to a Global Security is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days, the Company will issue certificated notes in exchange for the Debt Securities represented by such Global Security.

     The information contained in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable but the Company takes no responsibility for the accuracy thereof.

SAME-DAY SETTLEMENT

     If the Prospectus Supplement so indicates, settlement for the Debt Securities will be made by the underwriters, dealers or agents in immediately available funds and all payments of principal and interest on the Debt Securities will be made by the Company in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Debt Securities subject to settlement in immediately available funds will trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity in such Debt Securities will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Debt Securities.

EXCHANGE OF DEBT SECURITIES

     Registered Debt Securities may be exchanged, subject to certain specified restrictions, for an equal aggregate principal amount of registered Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered Debt Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.8(a))

     To the extent permitted by the terms of a series of Debt Securities authorized to be issued in registered form and bearer form, bearer Debt Securities may be exchanged for an equal aggregate principal amount of registered or bearer Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the bearer Debt Securities with all unpaid coupons relating thereto at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.8(b)) As of the date of this prospectus, temporary United States Treasury regulations essentially prohibit exchanges of registered debt securities for bearer debt securities and, unless such regulations are modified, the terms of a series of debt securities will not permit registered debt securities to be exchanged for bearer debt securities.

AMENDMENT AND WAIVER

     Subject to certain exceptions, the Debt Indenture and the Debt Securities may be amended or supplemented by the Company and the Debt Trustee with the written consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by the amendment or supplement (with each series voting as a class), or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such waiver (with each series voting as a class). However, without the consent of each Securityholder affected, an amendment or waiver may not (i) reduce the amount of Debt Securities whose holders must consent to an amendment or waiver,
(ii) change the rate of or change the time for payment of interest on any Debt Security; (iii) change the principal of or change the Stated Maturity of any Debt Security; (iv) reduce any premium payable upon redemption of any Debt Security; (v) waive a default in the payment of the principal of or interest on any Debt Security; (vi) make any Debt Security payable in money other than that stated in the Debt Security; or (vii) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security. (Section 9.02) The Debt Indenture may be amended or supplemented without the consent of any Securityholder (i) to cure any ambiguity, defect or inconsistency in the Debt Indenture or in the Debt Securities of any series; (ii) to provide for the assumption of all the obligations of the Company under the Debt Securities and any coupons appertaining thereto and under the Debt Indenture by any corporation in connection with a merger, consolidation, or transfer or lease of the Company's property and assets substantially as an entirety, as provided for in the Debt Indenture; (iii) to secure the Debt Securities; (iv) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities; (v) to make any change that does not adversely affect the rights of any Securityholder; (vi) to provide for the issuance of and establish the form and terms and conditions of a series of Debt Securities or to establish the form of any certifications required to be furnished pursuant to the terms of the Debt Indenture or any series of Debt Securities; or (vii) to add to rights of Securityholders. (Section 9.1)

SUCCESSOR ENTITY

     The Company may consolidate with, or merge into, or be merged into, or transfer or lease its property and assets substantially as an entirety to, another U.S. corporation which assumes all the obligations of the Company under the Debt Securities and any coupons appertaining thereto and under the Debt Indenture if, after giving effect thereto, no default under the Debt Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all such obligations of the Company shall terminate. (Section 5.1 and Section 5.2)


DEFEASANCE, SATISFACTION AND DISCHARGE OF THE DEBT SECURITIES PRIOR TO MATURITY



     Defeasance. Unless provided for otherwise in the Prospectus Supplement, if the Company shall deposit with the Debt Trustee, in trust, at or before maturity, lawful money or direct obligations of the United States of America or obligations the principal of and interest on which are guaranteed by the United States of America in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates of such obligations will provide funds sufficient, in the opinion of a nationally recognized firm of independent public accountants chosen by the Company, to pay when due the principal of and interest on the Debt Securities to maturity (such money or direct obligations of, or obligations guaranteed by, the United States of America, initially deposited or equivalent cash or securities subsequently exchanged therefor, to be held as security for the payment of such principal and interest), then the Company may omit to comply with certain of the terms of the Debt Indenture as they relate to the Debt Securities, and the Event of Default described in clause (iv) under the caption "Description of Debt Securities -- Events of Default," and such other Events of Default as may be set forth in the Prospectus Supplement. Defeasance of the Debt Securities would be subject to the satisfaction of certain conditions, including, among others, (i) the absence of an Event of Default at the date of the deposit, (ii) the perfection of the holders' interest in such deposit and (iii) that such deposit would not result in a breach of a material instrument by which the Company is bound. (Section 8.2)


     Satisfaction and Discharge. Upon the deposit of money or securities contemplated above and the satisfaction of certain conditions, the Company may omit to comply with its obligations duly and punctually to pay the principal of and interest on the Debt Securities, or with any Events of Default with respect thereto, and thereafter the holders of Debt Securities shall be entitled only to payment out of the money or securities deposited with the Debt Trustee. Such conditions may include, among others, (i) except in certain limited circumstances involving a deposit made within one year of maturity, (A) the absence of an Event of Default at the date of deposit or on the 91st day thereafter, and (B) the delivery to the Debt Trustee by the Company of an opinion of nationally recognized tax counsel to the effect that holders of Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred, and (ii) the receipt by the Company of an opinion of counsel to the effect that such satisfaction and discharge will not result in a violation of the rules of any nationally recognized exchange on which the Debt Securities are listed. (Section 8.1)

EVENTS OF DEFAULT

     The following events are defined in the Debt Indenture as "Events of Default" with respect to a series of Debt Securities: (i) default in the payment of interest on any Debt Security of such series for 30 days;

(ii) default in the payment of the principal of any Debt Security of such series; (iii) default in the payment of any sinking fund installment required to be made by the Company with respect to any series of Debt Securities; (iv) failure by the Company for 90 days after notice to it to comply with any of its other agreements in the Debt Securities of such series, in the Debt Indenture or in any supplemental indenture under which the Debt Securities of that series may have been issued; and (v) certain events of bankruptcy or insolvency. (Section 6.1) If an Event of Default occurs with respect to the Debt Securities of any series and is continuing, the Debt Trustee or the holders of at least 25% in principal amount of all of the outstanding Debt Securities of that series may declare the principal (or, if the Debt Securities of that series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of, and any accrued interest on, all the Debt Securities of that series to be due and payable. Upon such declaration, such principal (or, in the case of original issue discount Debt Securities, such specified amount) and all accrued interest thereon shall be due and payable immediately. (Section 6.2)

     Securityholders may not enforce the Debt Indenture or the Debt Securities, except as provided in the Debt Indenture. (Section 6.6) The Debt Trustee may require indemnity satisfactory to it before it enforces the Debt Indenture or the Debt Securities. (Section 7.1(f)) Subject to certain limitations, holders of a majority in principal amount of the Debt Securities of each series affected (with each series voting as a class) may direct the Debt Trustee in its exercise of any trust power. (Section 6.5) The Debt Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. (Section 7.5) The Company is not required under the Debt Indenture to furnish any periodic evidence as to the absence of default or as to compliance with the terms of the Debt Indenture.

CONCERNING THE DEBT TRUSTEE


     Harris Trust and Savings Bank ("Harris Bank") serves as trustee under an Equipment Trust Agreement, dated as of November 15, 1990, between the Company and Harris Bank and under a Pass Through Trust Agreement, dated as of January 15, 1997, among the Company, Procor Limited, a wholly-owned subsidiary of the Company, and Harris Bank. In addition, Harris Bank provides customary banking services to the Company and certain of its affiliates.


                              PLAN OF DISTRIBUTION


     The Company may sell the Debt Securities being offered hereby: (i) through agents, (ii) to or through underwriters, (iii) through dealers or (iv) through a combination of any such methods of sale.


     The distribution of the Debt Securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, or (ii) at market prices prevailing at the time of sale, or (iii) at prices related to such prevailing market prices, or (iv) at negotiated prices.


     Offers to purchase Debt Securities may be solicited directly by agents designated by the Company from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.


     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction, including commissions, discounts and other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the Prospectus Supplement to this Prospectus, certain legal matters in connection with the Debt Securities offered hereby will be passed upon for the Company by Neal, Gerber & Eisenberg, Chicago, Illinois, and for any underwriters or agents, by Mayer, Brown & Platt, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Union Tank Car Company appearing in Union Tank Car Company's Annual Report (Form 10-K/A) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the registrant in connection with the offering described in this Registration Statement:


        Securities and Exchange Commission registration fee................   $121,213*
        Blue Sky filing and counsel fees...................................      8,000
        Trustees' fees and expenses........................................      8,000
        Printing expenses..................................................     65,000
        Auditors' fees and expenses........................................     15,000
        Attorneys' fees and expenses.......................................    125,000
        Rating agency fees.................................................    200,000
        Miscellaneous......................................................      7,787
                                                                              --------
             Total.........................................................   $550,000
                                                                              ========


-------------------------

* Actual. All other amounts are estimated.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, Article Sixth of the Company's Restated Certificate of Incorporation and Article VIII of the Company's By-Laws authorize and empower the Company to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of such person's relationship with the Company, provided that such persons acted in accordance with a stated standard of conduct in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified.

     Section 124 of the Canada Business Corporations Act and Section 33 of By-law 15 of Procor authorize and empower Procor to indemnify its directors and officers against all costs, charges and expenses including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Procor, if he acted honestly and in good faith with a view to the best interests of Procor and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, if he had reasonable grounds for believing that his conduct was lawful.

     Reference is made to Section 8 of the form of Underwriting Agreement filed as Exhibit I hereto for provisions regarding indemnification of the Company and Procor and their respective officers, directors and controlling persons against certain liabilities.

ITEM 16. EXHIBITS


EXHIBIT
 NUMBER                                      DESCRIPTION OF DOCUMENTS
--------           -----------------------------------------------------------------------------
 1(a)         --   Form of Underwriting Agreement (Pass Through Certificates).
 1(b)         --   Form of Underwriting Agreement (Debt Securities).
 4(a)(1)      --   Form of Pass Through Trust Agreement among the Company, Procor and the Pass
                   Through Trustee.+
 4(a)(2)      --   Form of Pass Through Certificate (included in Exhibit 4(a)(1)).

EXHIBIT
 NUMBER                                      DESCRIPTION OF DOCUMENTS
--------           -----------------------------------------------------------------------------
 4(b)         --   Form of Indenture between the Company and the Debt Trustee.+
 4(c)(1)      --   Form of Equipment Trust Agreement between the Company and the Equipment Trust
                   Trustee relating to the Company ETCs.
 4(c)(2)      --   Form of the Company ETC (included in Exhibit 4(c)(1)).
 4(c)(3)      --   Form of Equipment Trust Agreement between Procor and the Equipment Trust
                   Trustee relating to the Procor ETCs.
 4(c)(4)      --   Form of the Procor ETC (included in Exhibit 4(c)(3)).
 5(a)         --   Opinion of Neal, Gerber & Eisenberg, counsel for the Company.
 5(b)         --   Opinion of The Law Department of Harris Trust and Savings Bank, counsel for the Pass Through Trustee.
 8(a)         --   Tax Opinion of Neal, Gerber & Eisenberg, counsel for the Company.
 8(b)         --   Tax Opinion of Osler, Hoskin & Harcourt, Canadian counsel for the Company
                   Procor.
12            --   Computation of Ratios of Earnings to Fixed Charges.*
23(a)         --   Consent of Ernst & Young LLP, Independent Auditors.
23(b)         --   Consent of Neal, Gerber & Eisenberg (included in Exhibits 5(a) and 8(a)).
23(c)         --   Consent of The Law Department of Harris Trust and Savings Bank (included in
                   Exhibit 5(b)).
23(d)         --   Consent of Osler, Hoskin & Harcourt (included in Exhibit 8(b)).
24            --   Powers of Attorney (included on the signature pages to the Registration
                   Statement).+
25(a)         --   Statement of Eligibility of Pass Through Trustee on Form T-1.
25(b)         --   Statement of Eligibility of Indenture Trustee on Form T-1.


-------------------------

*The computation for each of the five fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991 is incorporated herein by reference to Exhibit 12 to the Company's Annual Report on Form 10-K/A for the year ended December 31, 1995.



+ Previously filed.


ITEM 17. UNDERTAKINGS

     A. Undertakings Regarding Rule 415 Offering.

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Undertaking Regarding Documents Subsequently Filed Under the Exchange
Act.

     The Company and Procor hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Undertaking in Respect of Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     D. Undertakings Pursuant to Rule 430A.

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E. Undertakings Under the Trust Indenture Act of 1939.

     The Company hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act of 1933.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Union Tank Car Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 8th day of January, 1997.


                                          UNION TANK CAR COMPANY


                                                   /s/ K.P. FISCHL

                                          --------------------------------------



                                                       K.P. Fischl,


                                                      Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of January, 1997.



                  SIGNATURE                                         TITLE
---------------------------------------------   ---------------------------------------------

              *JAY A. PRITZKER                       Chairman of the Board and Director
---------------------------------------------
               Jay A. Pritzker

             *ROBERT A. PRITZKER                           President and Director
---------------------------------------------           (principal executive officer)
             Robert A. Pritzker

                 *R.C. GLUTH                       Executive Vice President, Treasurer and
---------------------------------------------                     Director
               Robert C. Gluth                  (principal financial and accounting officer)

               /s/ K.P. FISCHL                                    Director
---------------------------------------------
                 K.P. Fischl



*By        /s/ K.P. FISCHL


    ---------------------------------

               K.P. Fischl


            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Procor Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 8th day of January, 1997.


                                          PROCOR LIMITED


                                                   /s/ K.P. FISCHL


                                          --------------------------------------

                                                       K.P. Fischl,


                                                         Director



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of January, 1997.



                  SIGNATURE                                         TITLE
---------------------------------------------   ---------------------------------------------

              * FRANK D. LESTER                                   President
---------------------------------------------           (principal executive officer)
               Frank D. Lester

                * R.C. GLUTH                       Vice President, Treasurer and Director
---------------------------------------------   (principal financial and accounting officer)
               Robert C. Gluth

            * DAVID H. PATTERSON                                  Director
---------------------------------------------
             David H. Patterson

               /s/ K.P. FISCHL                                    Director
---------------------------------------------
                 K.P. Fischl

             * PETER E. LAWFORD                                   Director
---------------------------------------------
              Peter E. Lawford

            * S. DONALD HAMILTON                                  Director
---------------------------------------------
             S. Donald Hamilton



*By:        /s/ K.P. FISCHL


     --------------------------------

               K.P. Fischl


             Attorney-in-Fact